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EXHIBIT 10.1

                          AGREEMENT AND PLAN OF MERGER

                               AND REORGANIZATION

                                 APRIL 13, 2000






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                                TABLE OF CONTENTS


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                                                                                                              PAGE

I. DEFINITIONS....................................................................................................1

II. EXCHANGE OF SHARES; COVENANTS.................................................................................6
         2.1 THE MERGER...........................................................................................6
         2.2 CONVERSION OF CAPITAL STOCK..........................................................................7
         2.3 EXCHANGE OF CERTIFICATES.............................................................................7
         2.4 AFFILIATES.  Contemporaneously herewith, each of
              the Shareholders shall deliver to Parent a written
              agreement substantially in the form attached
              hereto as EXHIBIT 2.4("Pooling Letters")............................................................8
         2.5 POOLING OF INTEREST OPINIONS.........................................................................9
         2.6 TRADING PROHIBITIONS.................................................................................9
         2.7 COVENANT NOT TO COMPETE..............................................................................9
         2.8 REGISTRATION RIGHTS AGREEMENT........................................................................9
         2.9 EMPLOYMENT AND CONSULTING AGREEMENTS.................................................................9
         2.10 DISTRIBUTION........................................................................................9

III. REPRESENTATIONS AND WARRANTIES OF CITADEL AND THE SHAREHOLDERS..............................................10
         3.1 ORGANIZATION, STANDING AND FOREIGN QUALIFICATION....................................................10
         3.2 ULTIMATE PARENT ENTITY; SUBSIDIARIES................................................................10
         3.3 CAPITALIZATION......................................................................................10



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
         3.4 AUTHORITY AND STATUS................................................................................11
         3.5 FINANCIAL STATEMENTS, LIABILITIES AND OBLIGATIONS OF CITADEL........................................11
         3.6 TAXES...............................................................................................12
         3.7 OWNERSHIP OF ASSETS AND LEASES......................................................................12
         3.8 SUFFICIENCY OF ASSETS...............................................................................14
         3.9 AGREEMENT DOES NOT VIOLATE OTHER INSTRUMENTS........................................................14
         3.10 ABSENCE OF CHANGES.................................................................................14
         3.11 LITIGATION.........................................................................................15
         3.12 LICENSES AND PERMITS; COMPLIANCE WITH LAW..........................................................16
         3.13 CONTRACTS, AGREEMENTS AND INSTRUMENTS GENERALLY....................................................16
         3.14 INTELLECTUAL PROPERTY..............................................................................17
         3.15 LABOR MATTERS......................................................................................18
         3.16 BENEFIT PLANS......................................................................................18
         3.17 SUPPLIERS..........................................................................................21
         3.18 ENVIRONMENTAL MATTERS..............................................................................22
         3.19 INSURANCE..........................................................................................22
         3.20 EXHIBITS...........................................................................................22
         3.21 DISCLOSURE AND ABSENCE OF UNDISCLOSED LIABILITIES..................................................22
         3.22 INVESTMENT.........................................................................................23
         3.23 OWNERSHIP OF COMPANY STOCK; TITLE..................................................................23
         3.24 POOLING OF INTERESTS...............................................................................23
         3.25 ACA................................................................................................24
         3.26 OTHER MATTERS......................................................................................25

IV. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.............................................................26
         4.1 ORGANIZATION AND STANDING...........................................................................26
         4.2 AUTHORITY AND STATUS................................................................................26
         4.3 PARENT COMMON STOCK.................................................................................26
         4.4 NO VIOLATION........................................................................................26
         4.5 REPORTS AND FINANCIAL STATEMENTS....................................................................27

V. COVENANTS AND ADDITIONAL AGREEMENTS...........................................................................27
         5.1 ACCESS..............................................................................................27
         5.2 FURNISHING INFORMATION; ANNOUNCEMENTS...............................................................28
         5.3 CERTAIN CHANGES AND CONDUCT OF BUSINESS.............................................................28
         5.4 NO NEGOTIATIONS.....................................................................................31
         5.5 CONSENTS; COOPERATION...............................................................................31
         5.6 ADDITIONAL AGREEMENTS...............................................................................31
         5.7 NOTIFICATION OF CERTAIN MATTERS.....................................................................32
         5.8 ASSURANCE BY THE SHAREHOLDERS.......................................................................32
         5.9 RELEASE BY SHAREHOLDERS.............................................................................32
         5.10 401(k) PLAN........................................................................................32
         5.11 FILING OF TAX RETURNS..............................................................................32
         5.12 RELEASE OF CERTAIN GUARANTIES......................................................................33

VI. CONDITIONS TO THE OBLIGATIONS OF PURCHASERS TO EFFECT THE CLOSING............................................33
         6.1 REPRESENTATIONS AND WARRANTIES; COVENANTS...........................................................33
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
         6.2 AUTHORIZATION; CONSENT..............................................................................33
         6.3 OPINIONS OF CITADEL'S AND THE SHAREHOLDERS' COUNSEL.................................................33
         6.4 ABSENCE OF LITIGATION...............................................................................33
         6.5 NO MATERIAL ADVERSE CHANGE..........................................................................34
         6.6 LEGAL MATTERS.......................................................................................34
         6.7 ANCILLARY AGREEMENTS................................................................................34

VII. CONDITIONS TO THE OBLIGATIONS OF CITADEL AND THE SHAREHOLDERS TO EFFECT THE CLOSING.........................34
         7.1 REPRESENTATIONS AND WARRANTIES; COVENANTS...........................................................34
         7.2 AUTHORIZATION OF THE AGREEMENT; CONSENTS............................................................34
         7.3 ABSENCE OF LITIGATION...............................................................................35
         7.4 LEGAL MATTERS.......................................................................................35
         7.5 ANCILLARY AGREEMENTS................................................................................35
         7.6 OPINION OF PURCHASERS'COUNSEL.......................................................................35

VIII. CLOSING....................................................................................................35
         8.1 TRANSACTIONS AT CLOSING.............................................................................35

IX. SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION...............................................37
         9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF CITADEL AND THE SHAREHOLDERS; INDEMNIFICATION.........37
         9.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF PURCHASERS; INDEMNIFICATION...........................37
         9.3 LIMITATION ON INDEMNIFICATION.......................................................................38
         9.4 MANNER OF PAYMENT...................................................................................38
         9.5 DEFENSE OF THIRD PARTY CLAIMS.......................................................................38
         9.6 SURVIVAL PERIOD FOR CLAIMS..........................................................................39

X. TERMINATION...................................................................................................39
         10.1 TERMINATION........................................................................................39
         10.2 EFFECT OF TERMINATION..............................................................................40

XI. TAX EFFECT OF THE TRANSACTION................................................................................40
         11.1 REORGANIZATION.....................................................................................40

XII. GENERAL PROVISIONS..........................................................................................42
         12.1 NOTICES............................................................................................42
         12.2 BROKERS............................................................................................43
         12.3 FURTHER ASSURANCES.................................................................................43
         12.4 WAIVER.............................................................................................44
         12.5 EXPENSES...........................................................................................44
         12.6 SHAREHOLDER REPRESENTATIVE.........................................................................44
         12.7 NONDISCLOSURE OF TERMS.............................................................................44
         12.8 BINDING EFFECT.....................................................................................44


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
         12.9 HEADINGS...........................................................................................44
         12.10 ENTIRE AGREEMENT..................................................................................45
         12.11 GOVERNING LAW.....................................................................................45
         12.12 CONSENT TO JURISDICTION AND VENUE.................................................................45
         12.13 COUNTERPARTS......................................................................................45
         12.14 PRONOUNS..........................................................................................45
         12.15 EXHIBITS INCORPORATED.............................................................................45
         12.16 TIME OF ESSENCE...................................................................................45
         12.17 AUDIT AND LEGAL EXPENSES..........................................................................46


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                          AGREEMENT AND PLAN OF MERGER
                               AND REORGANIZATION

         This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement"), made this 13th day of April, 2000, by and among COMPUCREDIT CORPORATION, a Georgia corporation ("Parent"), TCG ACQUISITION, INC., a Florida corporation and wholly owned subsidiary of Parent ("Merger Sub"), CITADEL GROUP, INC., a Florida Corporation ("Citadel"), DAVID L. BUTLER ("DLB"), CYNTHIA F. BUTLER, ("CFB," and together with DLB, the "Majority Shareholder"), BENJAMIN BUTLER, J. SAMUEL BUTLER, MARISSA BUTLER and LYNN B. HUBBARD, (collectively, the "Minority Shareholders", and together with the Majority Shareholder, the "Shareholders").


                              W I T N E S S E T H:

         WHEREAS, the Shareholders own all of the issued and outstanding shares of capital stock of Citadel;

         WHEREAS, the Boards of Directors of Parent, Merger Sub, and Citadel have approved this Agreement and deem it advisable and in the best interests of each corporation and its respective shareholders to enter into this Agreement and the other agreements contemplated herein and consummate the transactions contemplated hereby and thereby; and

         WHEREAS, the Parties have determined to effect a plan of reorganization that qualifies as a tax-free reorganization under Section 368 (a) of the Code;

         NOW, THEREFORE, for and in consideration of the premises and the mutual promises, representations, warranties and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby specifically agreed to and acknowledged, the parties hereto agree as follows:

I.       DEFINITIONS.

         As used herein, the following terms shall have the following meanings unless the context otherwise requires:

         1.1 "ACA" means America Consumer Alliance, a Texas not-for-profit corporation.

         1.2 "Agreement" shall mean this Agreement and Plan of Merger and Reorganization.

         1.3      "Benefit Plans" shall have the meaning set forth in Section
3.16.1 hereof.

         1.4 "Business" shall mean the provision of credit card security service and other fee based enhancement products to customers.


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         1.5      "Business Day" shall mean a day other than a Saturday, Sunday, or other on which commercial banks in Atlanta, Georgia are authorized or required to close.

         1.6      "Certificate of Merger" shall have the meaning set forth in
Section 2.1.3(b)

         1.7 "Citadel" shall have the meaning set forth in the preamble hereto.

         1.8 "Citadel Common Stock" shall mean the common stock, $1.00 par value, of Citadel.

         1.9 "Citadel Merchant Account" shall mean that certain merchant account of Citadel established pursuant to that certain agreement dated _____ among Citadel, First National Bank of Omaha and Data Processors International, Inc. held at the First National Bank of Omaha and processed by Data Processors International, Inc.

         1.10 "Claims" shall mean any and all claims, demands, suits, proceedings, actions or causes of action of any kind or character whatsoever, known or unknown, fixed or contingent, suspected or unsuspected, direct or indirect, however arising, whether at law or in equity, or pursuant to administrative rule or regulation or otherwise.

         1.11 "Closing" shall mean the consummation of the transactions provided for in this Agreement.

         1.12     "Closing Date" shall have the meaning set forth in Section
2.1.3(a).

         1.13 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.14 "Confidential Information" means all information concerning a given Party obtained by another Party in connection with the transactions contemplated by this Agreement, including, without limitation, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, information relating to sales records, profit and performance reports, sales and training manuals, selling and pricing procedures, financing methods, the special demands of particular customers, the current and anticipated demands of customers, specifications of any new products or services under development, and any other such information treated by the Party providing the Confidential Information as being confidential or labeled "Confidential," as well as all physical embodiments of any of the foregoing, except information (i) ascertainable or obtained from public information; (ii) received from a third party not employed by or otherwise affiliated with the Party providing such Confidential Information; or (iii) which is or becomes known to the public other than through a breach of this Agreement by the receiving Party or by any of the receiving Party's representatives.


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         1.15     "Consent" means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including but not limited to any Governmental Body.

         1.16 "Covenant Not to Compete" shall mean the Agreement Ancillary to Sale of Business between Parent and the Majority Shareholder, substantially in the form of EXHIBIT 2.7 attached hereto.

         1.17 "CSC" means CompuCredit Services Corporation, a Nevada corporation and wholly owned subsidiary of Parent.

         1.18     "Distribution" shall have the meaning set forth in Section
2.10 hereof.

         1.19     "DLB" shall have the meaning set forth in the preamble hereto.

         1.20 "Effective Time" shall have the meaning set forth in Section 2.1.3(b).

         1.21 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.22     "ERISA Plan" shall have the meaning set forth in Section
3.16.1.

         1.23     "Escrow Account" shall have the meaning set forth in Section
8.1.3.

         1.24 "Escrow Agent" shall mean an entity selected by Merger Sub and reasonably acceptable to Citadel.

         1.25 "Escrow Agreement" shall have the meaning set forth in Section 8.1.3.

         1.26     "Escrow Shares" shall have the meaning set forth in Section
8.1.3.

         1.27     "Financial Statements" shall have the meaning set forth in
Section 3.5.1.

         1.28     "GAAP" shall have the meaning set forth in Section 3.5.1.

         1.29 "Governmental Approvals" means any Consent of, with, or to any Governmental Body.

         1.30 "Governmental Body" shall mean any foreign, federal, state, local or other governmental authority or regulatory body.

         1.31     "Hazardous Substance" shall have the meaning set forth in
Section 3.18.


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         1.32     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements
Act of 1976, as amended.

         1.33     "Indemnitee" shall have the meaning set forth in Section 9.5.

         1.34     "Indemnitor" shall have the meaning set forth in Section 9.5.

         1.35 "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions; (ii) internet domain names, trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith; (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof; (iv) mask works and registrations and applications for registration thereof; (v) computer software, data, data bases and documentation thereof; (vi) trade secrets and other Confidential Information (including ideas, formulas, compositions, inventions, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information); (vii) other intellectual property rights; and (viii) copies and tangible embodiments thereof (in whatever form or medium).

         1.36 "Interim Balance Sheet" shall mean the balance sheet included within the Interim Financial Statement.

         1.37     "Interim Financial Statement Date" shall mean [March 31],
2000.

         1.38 "Interim Financial Statements" shall have the meaning set forth in Section 3.5.

         1.39 "Legal Requirements" means laws, ordinances, codes, rules, regulations, standards, judgments, and other requirements of all governmental, administrative, or judicial entities.

         1.40 "Liens" shall mean any liens, equities, claims, mortgages, deeds of trust, charges, security interests, pledges, possibilities of reversion, restrictions or encumbrances whatsoever.

         1.41     "Loss" shall have the meaning set forth in Section 9.1.

         1.42 "Majority Shareholder" shall have the meaning set forth in the preamble hereto.

         1.43 "Material Adverse Change" shall mean any event, occurrence, fact, condition, change, or effect that is or could reasonably be expected to be materially adverse to the business, assets, liabilities, prospects, results from operations or financial or other condition of Citadel.

         1.44     "Material Contracts" shall have the meaning set forth in
Section 3.13.


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         1.45     "Merger" shall have the meaning set forth in Section 2.1.1.

         1.46     "Merger Consideration" shall have the meaning set forth in
Section 2.2.3.

         1.47 "Merger Sub" shall have the meaning set forth in the preamble hereto.

         1.48 "Merger Sub Common Stock" shall mean the common stock, $.01 per share, of Merger Sub.

         1.49 "Minority Shareholders" shall have the meaning set forth in the preamble hereto.

         1.50     "1933 Act" shall mean the Securities Act of 1933, as amended.

         1.51 "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

         1.52 "1999 Financial Statements" shall have the meaning set forth in Section 3.5.

         1.53 "Parent" shall mean CompuCredit Corporation, a Georgia corporation.

         1.54 "Parent Common Stock" shall mean the common stock, no par value per share of CompuCredit Corporation.

         1.55     "Parent Reports" shall have the meaning set forth in Section
4.5.

         1.56 "Parties" shall mean the Purchasers, Citadel, and the Shareholders.

         1.57 "Party" shall mean any of the Purchasers, Citadel, or the Shareholders, respectively.

         1.58 "Permits" shall mean all licenses, registrations, certificates, approvals, and permits issued by governmental authorities and quasi-governmental authorities in regard to the Real Property, or any portion or component of either thereof.

         1.59 "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, estate, unincorporated organization or Governmental Body.

         1.60     "Purchasers" shall mean collectively Parent and Merger Sub.

         1.61 "Real Property" shall mean those certain tracts of land described on EXHIBIT 3.7.9.

         1.62     "SEC" shall mean the Securities and Exchange Commission.

         1.63 "Shareholders" shall have the meaning set forth in the preamble hereto.


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         1.64     "Shareholder Representative" shall have the meaning set forth in Section 12.6.

         1.65     "Surviving Corporation" shall have the meaning set forth in
Section 2.1.1.

         1.66 "Tax Returns" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

         1.67 "Tax" or "Taxes" shall mean any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Body.

II.      EXCHANGE OF SHARES; COVENANTS

         2.1      THE MERGER.

                  2.1.1 MERGER OF MERGER SUB WITH AND INTO CITADEL. Upon the terms and conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into Citadel, and the separate existence of the Merger Sub shall cease (the "Merger"). Citadel shall continue as the Surviving Corporation of said Merger (the "Surviving Corporation").

                  2.1.2 EFFECT OF MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Florida Business Corporation Act.

                  2.1.3    CLOSING; EFFECTIVE TIME.

                           (a)      The consummation of the Merger and the other
transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Jones, Day, Reavis & Pogue, 3500 SunTrust Plaza, 303 Peachtree Street, Atlanta, Georgia 30308, or any other location agreed upon by the Parties, on April 13, 2000, or such other date to be specified in writing by Purchasers. The "Closing Date" shall be the date on which closing actually occurs

                           (b)      Subject to the provisions of this Agreement,
articles of merger (the "Articles of Merger") shall be duly prepared and executed in accordance with the Florida Business Corporation Act and simultaneously with or as soon as practicable following the Closing delivered to the Secretary of State of the State of Florida for filing. The Merger shall become effective upon the later of: (a) the date and time of the filing of the Articles of Merger with the Secretary of State of the State of Florida; or (b) such other date and time as is provided in such Articles of Merger (the "Effective Time").

                  2.1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Upon the Effective Time:


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                           (a)      the Articles of Incorporation of Merger Sub
shall continue as the Articles of Incorporation of the Surviving Corporation;

                           (b)      the Bylaws of Merger Sub shall continue as
the Bylaws of the Surviving Corporation; and

                           (c)      The officers and directors of the Merger Sub
shall become the officers and directors of the Surviving Corporation immediately after the Effective Time.

         2.2 CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of Citadel Common Stock or Merger Sub Common Stock:

                  2.2.1 CAPITAL STOCK OF MERGER SUB. Each issued and outstanding share of the capital stock of Merger Sub shall be converted into and become one fully paid and non-assessable share of common stock, no par value, of the Surviving Corporation.

                  2.2.2 CANCELLATION OF TREASURY STOCK AND STOCK OWNED BY THE PURCHASERS. All shares of Citadel Common Stock that are owned by Citadel as treasury stock and any shares of Citadel Common Stock owned by the Purchasers shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefore.

                  2.2.3 CITADEL COMMON STOCK. The issued and outstanding shares of Citadel Common Stock outstanding immediately prior to the Effective Time, shall be converted into the right to receive that number of shares of Parent Common Stock equal to Sixty Four Million Two Hundred Thousand Dollars ($64,200,000.00) divided by Thirty Six Dollars ($36.00). Any fractional shares of Parent Common Stock resulting from this computation shall be payable in cash (without interest) pursuant to the terms of Section 2.3.3. The aggregate shares of Parent Common Stock into which all shares of Citadel Common Stock will be converted into the right to receive is referred to herein as the "Merger Consideration." Each Shareholder shall be entitled to receive a pro rata share of the Merger Consideration based upon such Shareholder's pro rata ownership of Citadel Common Stock.

                  2.2.4 EFFECT ON CITADEL COMMON STOCK. All such shares of Citadel Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in connection therefor upon the surrender of such certificate in accordance with Section 2.3, without interest.

         2.3      EXCHANGE OF CERTIFICATES.

                  2.3.1 DELIVERY OF CERTIFICATES. At the Closing, Parent shall instruct its transfer agent to deliver to the Shareholder Representative for re-delivery to the Shareholders: (A)


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certificates representing the shares of Parent Common Stock issuable under
Section 2.2.3 in exchange for shares of Citadel Common Stock; and (B) cash in an amount sufficient for payment in lieu of fractional shares as contemplated by
Section 2.2.3. The Shareholder Representative shall deliver to Parent at Closing the stock certificates representing the Citadel Common Stock.

                  2.3.2 NO FURTHER OWNERSHIP RIGHTS IN CITADEL STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Citadel Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.3.3) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Citadel Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Citadel Common Stock which were outstanding immediately prior to the Effective Time.

                  2.3.3 NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent. Notwithstanding any other provision of the Agreement, each holder of shares of Citadel Common Stock, exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all certificates delivered by such holder) shall receive from Parent, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the average closing price per share for the twenty (20) consecutive trading days ending on the second trade date prior to the Closing Date (or if there are no sales on such dates, then the average between the closing bid and ask price on any such day) as reported by the Nasdaq Stock Market, Inc. National Market.

                  2.3.4 STOCK LEGENDS. The shares of Parent Common Stock to be issued in the Merger shall be characterized as "restricted securities" under the 1933 Act, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT REGISTRATION IS NOT REQUIRED.


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         2.4      AFFILIATES. Contemporaneously herewith, each of the
Shareholders shall deliver to Parent a written agreement substantially in the form attached hereto as EXHIBIT 2.4 ("Pooling Letters").

         2.5 POOLING OF INTEREST OPINIONS. Parent shall instruct its accountants, Ernst & Young, LLP, to deliver and shall use its best efforts to cause such accountants to deliver to Merger Sub a letter dated as of the Closing Date, addressed to Merger Sub, containing both (i) its concurrence that Parent and Citadel each satisfies the tests applicable to it such that this Merger can be accounted for as a "pooling of interests", which opinion letter shall be substantially in the form of the opinion letter attached hereto as EXHIBIT 2.5 hereto; and (ii) such matters as are customarily contained in auditor's letters regarding information about Citadel, which auditor's letters shall be in form and substance reasonably satisfactory to Merger Sub. Parent and Citadel covenant and agree to deliver to Ernst & Young, LLP such representation letters as may be reasonably requested in connection with its opinion letter.

         2.6 TRADING PROHIBITIONS. Each of the Shareholders hereby acknowledges that as a result of disclosures by the Purchasers contemplated under the Agreement, the Shareholders may, from time to time, have material, non-public information concerning the Purchasers. Each of the Shareholders confirms that he or she is aware, and that he or she has advised his or her representatives that (i) the United States securities laws may prohibit a person who has material, non-public information from purchasing or selling securities of any company to which such information relates and (ii) material, non-public information shall not be communicated to any other person except as permitted herein.

         2.7 COVENANT NOT TO COMPETE. Majority Shareholder shall execute on the Closing Date a Covenant Not to Compete, in the form of EXHIBIT 2.7 attached hereto.

         2.8 REGISTRATION RIGHTS AGREEMENT. Parent and the Shareholders shall execute on the Closing Date a Registration Rights Agreement, in the form of EXHIBIT 2.8 hereto

         2.9 EMPLOYMENT AND CONSULTING AGREEMENTS. Citadel and each of the Shareholders shall use their best efforts to induce the individuals listed on
EXHIBIT 2.9(A) attached hereto to enter into employment agreements at Closing with the Surviving Corporation substantially in the form of EXHIBIT 2.9(B) hereto. DLB shall enter into a Consulting Agreement at Closing with the Surviving Corporation substantially in the form of EXHIBIT 2.9(C).

         2.10 DISTRIBUTION. Purchasers acknowledge and agree that Citadel shall have the right to distribute cash to the Shareholders, in an amount equal to the Shareholders' estimated income tax liability for the current year (through the day immediately preceding the Closing Date), such amount, the "Distribution", determined on a tax basis in accordance with the Code and the rules and regulations promulgated thereunder; provided however that in determining the amount of such Distribution and the related taxable net income
(i) accrued liabilities shall be determined in accordance with GAAP, and (ii) such taxable net income shall not include any income deferred from prior years. Within sixty (60) days after Closing, Shareholders shall make a final determination of the amount of the Distribution, with concurrence of Purchasers and any additional amounts shall be distributed by the Surviving Corporation to the Shareholders, or any excess amounts previously distributed returned by the Shareholders to the Surviving Corporation, as the case may be. In the event Purchasers do not concur with the Shareholders' final determination of the amount of the Distribution, Purchasers shall engage Ernst & Young, LLP to make such final determination.

III.     REPRESENTATIONS AND WARRANTIES OF CITADEL AND THE SHAREHOLDERS.

         Citadel and the Shareholders, jointly and severally, represent and warrant to, and for the benefit of, Purchasers as follows:

         3.1 ORGANIZATION, STANDING AND FOREIGN QUALIFICATION. Citadel is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the full power and authority (corporate and otherwise) to carry on its business in the places and as it is now being conducted and to own and lease the properties and assets which it now owns or leases. The character of the property owned or leased by Citadel and the nature of the business conducted by it do not require such qualification and/or licensing in any other jurisdictions.

         3.2 ULTIMATE PARENT ENTITY; SUBSIDIARIES. DLB represents that he is the "ultimate parent entity" of Citadel for the purposes of the HSR Act, and that pursuant to 16 C.F.R. Section 801.11, he holds less than Ten Million Dollars ($10,000,000.00) in total assets. Citadel does not have any subsidiaries or any other interest or investment in any Person.

         3.3 CAPITALIZATION. The authorized stock of Citadel and the number of shares of capital stock that are issued and outstanding are set forth on
EXHIBIT 3.3. The shares listed on EXHIBIT 3.3 constitute all the issued and outstanding shares of capital stock of Citadel, have been validly authorized and issued, are fully paid and non-assessable, have not been issued in violation of any pre-emptive rights or of any federal or state securities law, and no personal liability attaches to the ownership thereof. There is no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly: (i) calls for issuance, sale, pledge or other disposition of any shares of capital stock of Citadel or any securities convertible into, or other rights to acquire, any shares of capital stock of Citadel; (ii) obligates Citadel to grant, offer, or enter into any of the foregoing; or (iii) relates to the voting or control of such capital stock, securities or rights, except as provided in this Agreement and the Voting Trust Agreement between David L. Butler and Lynn B. Hubbard dated December 31, 1997. Citadel has not agreed to register any securities under the 1933 Act.

         3.4 AUTHORITY AND STATUS. Citadel and each of the Shareholders have the capacity and authority to execute and deliver this Agreement, to perform hereunder, and to consummate the transactions contemplated hereby without the necessity of any act or consent of any other person whomsoever. The execution, delivery and performance by Citadel of this Agreement and each and every agreement, document, and instrument provided for herein have been duly authorized and approved by the Board of Directors of Citadel and the Shareholders. This

Agreement and each and every agreement, document, and instrument executed, delivered and performed by Citadel and the Shareholders in connection herewith constitute the valid and legally binding obligations of Citadel, or the Shareholders, as the case may be, enforceable against each of them in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors' rights generally. Citadel has provided to Purchasers true, correct and complete copies of the Articles of Incorporation and the Bylaws of Citadel.

         3.5      FINANCIAL STATEMENTS, LIABILITIES AND OBLIGATIONS OF CITADEL.

                  3.5.1 Attached hereto as EXHIBIT 3.5.1 are true, correct and complete copies of Citadel's balance sheet as of December 31, 1999 and the related statements of income, changes in stockholders' equity and cash flows for the year then ended, together with the report of Ernst & Young, LLP thereon (the "1999 Financial Statements"). Also attached hereto as EXHIBIT 3.5.1 is a true, correct and complete copy of Citadel's balance sheet as of March 31, 2000 (the "Interim Financial Statements Date"), and the related statements of income, changes in stockholders' equity and cash flows for the three (3)- month period then ended (the "Interim Financial Statements"). The 1999 Financial Statements and the Interim Financial Statements (collectively, the "Financial Statements") have been prepared from and are in complete accordance with the books and records of Citadel, are true, complete and accurate statements of the financial position of Citadel as of their respective dates, have been prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP"), fairly and accurately present the financial position and results of operations of Citadel as of the respective dates thereof, and disclose all liabilities of Citadel, whether absolute, contingent, accrued or otherwise, existing as of the respective dates thereof subject in the case of Interim Financial Statements to year end adjustments occurring in the ordinary course of business, none of which individually or in the aggregate would be greater than $50,000.

                  3.5.2 Except as set forth on EXHIBIT 3.5.2, Citadel has no liability or obligation (whether accrued, absolute, contingent or otherwise) except for (i) the liabilities and obligations of Citadel which are disclosed and reserved against in the Interim Financial Statements, to the extent and in the amounts so disclosed and reserved against, and (ii) immaterial liabilities incurred or accrued in the ordinary course of business since the Interim Financial Statements Date. To the best of Citadel's knowledge, there is no basis for any assertion against Citadel as of the Interim Financial Statements Date of any liability of any nature or in any amount not fully accrued and appearing on the balance sheet as of that date.

                  3.5.3 Except as disclosed in the Interim Financial Statements, Citadel is not in default with respect to any liabilities or obligations, and all such liabilities or obligations shown and reflected in the Interim Financial Statements, and such liabilities incurred or accrued subsequent to the Interim Financial Statements Date have been, or are being, paid or discharged as they become due, and all such liabilities and obligations were incurred in the ordinary course of the Business.

         3.6 TAXES. Except as set forth on EXHIBIT 3.6: (a) Citadel has, as of the date hereof, and will have, as to the Closing Date, timely and accurately filed all Tax Returns required to have been filed on or before such dates; (b) all Taxes shown to be due on the Tax Returns referred to in clause (a), including without limitation all withholding or other payroll-related taxes shown on such returns, have been or will be timely paid or deposited and all required estimated taxes have been or will be timely paid or deposited; (c) Citadel has not waived any statute of limitations in respect of Taxes of Citadel or agreed to an extension of time with respect to an assessment of taxes or deficiency; (e) no issues that have been raised or threatened in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (a) are currently pending; and (f) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (a) by a taxing authority have been paid in full. Citadel has not been a member of an affiliated group filing a consolidated federal income tax return. Citadel does not have, nor will have any liability for the Taxes of any Person other than Citadel (A) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), (B) as a transferee or successor, (C) by contract, or (D) otherwise. For all taxable periods not closed by the applicable statute of limitations, Citadel has been a "small business corporation" as that term is defined in Section 1361(b) of the Code, it has had in effect an election under Section 1362(a) of the Code to be treated as an S corporation, and it has filed all of the federal income tax returns (and all state income tax returns in those states permitting the equivalent of an S corporation election) consistently with S corporation status. Citadel has not incurred and will not, with respect to any taxable period ending on or prior to the Closing Date or, with respect to any taxable period ending after the Closing Date, that portion of such period ending on the Closing Date, incur any taxable income or liability for taxes under or by reason of Sections 1371(d), 1374 or 1375 of the Code. Citadel has neither agreed nor is required to make any adjustments under Section 481(a) of the Code, by reason of a change in method of accounting or otherwise.

         3.7      OWNERSHIP OF ASSETS AND LEASES.

                  3.7.1 EXHIBIT 3.7.1 attached hereto constitutes the fixed and tangible assets schedule of Citadel as regularly maintained by Citadel and such list is complete and correct in all material respects and includes all material fixed or tangible assets owned by Citadel, including, but not limited to, all machinery and equipment, office furniture and equipment and all vehicles owned by Citadel, and depreciation schedules of the assets shown thereon.

                  3.7.2 Except as disclosed on EXHIBIT 3.7.2, Citadel has good and marketable title to all of the assets shown on EXHIBIT 3.7.1 and all other fixed or tangible assets of Citadel subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance, charge or adverse claim whatsoever.

                  3.7.3 Except as shown on EXHIBIT 3.7.3 attached hereto, none of the properties or assets used by Citadel are held under any lease, or as conditional vendee under any conditional sale or other title retention agreement. EXHIBIT 3.7.3 includes a list of all leases of all machinery and equipment of which Citadel is a lessee, including respective expiration dates and monthly rentals.

                  3.7.4    Each of the leases and agreements described in
EXHIBIT 3.7.3 is in full force and effect and constitutes a legal, valid and binding obligation of Citadel and the other respective parties thereto and is enforceable in accordance with its terms, and there is not under any of such leases or agreements existing any default of Citadel or of any other parties thereto (or event or condition which, with notice or lapse of time, or both, would constitute a default). Citadel has not received any payment from a lessor in connection with or as inducement for entering into any such lease except as set forth on EXHIBIT 3.7.3.

                  3.7.5    None of the property of Citadel shown on EXHIBITS
3.7.1 or 3.7.3 is leased by Citadel to any other person or entity.

                  3.7.6 There are no material items of machinery and equipment or vehicles employed or used by Citadel which are not described in EXHIBITS 3.7.1 or 3.7.3. Citadel either owns or leases all assets which are necessary to conduct the Business.

                  3.7.7 Except pursuant to this Agreement, Citadel is not a party to any contract or obligation whereby there has been granted to anyone an absolute or contingent right to purchase, obtain or acquire any rights in any of the assets, properties or operations which are owned by Citadel.

                  3.7.8 Except to the extent reserved for in the Financial Statements, all of the accounts receivable of Citadel as of the Closing Date and all of the notes receivable of Citadel as of the Closing Date are BONA FIDE, reflect actual transactions, have arisen in the ordinary course of business and will not be subject to any offset or counterclaim. Each of such accounts receivable will be collectible in full within ninety (90) days after the Closing Date.

                  3.7.9 The parcels of property described in EXHIBIT 3.7.9 attached hereto as the leased Real Property are the only real estate leased by Citadel. EXHIBIT 3.7.9 includes a list of all leases of real estate of which Citadel is a lessee, including respective expiration dates and monthly rentals. Each of the leases described in EXHIBIT 3.7.9 is in full force and effect and constitutes a legal, valid and binding obligation of Citadel and the other respective parties thereto and is enforceable in accordance with its terms, and there is not under any of such leases existing any default of Citadel or of any other party thereto (or event or condition which, with notice or lapse of time, or both, would constitute a default). Citadel has not received any payment from a lessor in connection with or as inducement for entry into any such lease.

                  3.7.10 None of the property shown on EXHIBIT 3.7.9 is leased by Citadel to any other person or entity.

                  3.7.11 There is no Real Property used by Citadel which is not described in EXHIBIT 3.7.9. Citadel leases all Real Property which is necessary to conduct the Business.

         3.8 SUFFICIENCY OF ASSETS. The assets described on EXHIBITS 3.7.1, 3.7.3, and 3.7.9 comprise all the assets employed primarily in connection with the Business and include all rights, properties and other assets necessary to permit the Surviving Corporation to conduct the Business immediately following the Closing as currently conducted.

         3.9 AGREEMENT DOES NOT VIOLATE OTHER INSTRUMENTS. The execution and delivery of this Agreement and the other agreements contemplated hereby by Citadel and the Shareholders, the performance by Citadel and the Shareholders of their respective obligations hereunder and thereunder and the consummation by Citadel and the Shareholders of the transactions contemplated hereby and thereby will not (a) contravene any provision of the Articles of Incorporation or Bylaws of Citadel; (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, ruling or order of any Governmental Body or of any arbitration award which is either applicable to, binding upon, or enforceable against Citadel; (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Material Contract which is applicable to, binding upon or enforceable against Citadel or the Shareholders; (d) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of Citadel; (e) give to any individual or entity a right or claim against Citadel, which would have a material adverse effect on the Purchasers; or (f) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body, any court or tribunal, or any other Person, except (i) pursuant to the 1933 Act and the 1934 Act and applicable inclusion requirements of the Nasdaq Stock Market, Inc. National Market; or (ii) filings required under the securities or blue sky laws of the various states.

         3.10 ABSENCE OF CHANGES. Since the date of the Interim Financial Statement, Citadel has not:

                  3.10.1 transferred, assigned, conveyed or liquidated any of its assets or the Business or entered into any transaction or incurred any liability or obligation, other than in the ordinary course of its business;

                  3.10.2 suffered any Material Adverse Change, and Citadel has not become aware of any event or state of facts which may result in any such adverse change;

                  3.10.3 suffered in respect of its properties any destruction, damage or loss, whether or not covered, by insurance;

                  3.10.4 suffered, permitted or incurred the imposition of any Lien or claim upon any of its assets, except for any current year lien with respect to personal or real property taxes not yet due and payable;

                  3.10.5 committed, suffered, permitted or incurred any default in any liability or obligation;

                  3.10.6 made or agreed to any adverse change in the terms of any contract or instrument to which it is a party;

                  3.10.7 other than in its best commercial judgment, waived, canceled, sold or otherwise disposed of, for less than the face amount thereof, any claim or right which it has against others;

                  3.10.8 incurred any other liability or obligation or entered into any transaction other than in the ordinary course of business;

                  3.10.9 received any notices indicating, and Citadel has no reason to believe, that any customer or supplier has taken or contemplates any steps which could disrupt the business relationship of Citadel or the Business with said advertiser, customer or supplier or could result in the diminution in the value of the Business as a going concern;

                  3.10.10 paid, agreed to pay or incurred any obligation for any payment of any indebtedness except current liabilities incurred in the ordinary course of business; or

                  3.10.11 delayed or postponed the payment of any liabilities, whether current or long term, or failed to pay in the ordinary course of business any liability on a timely basis consistent with prior practice.

         3.11 LITIGATION. Except as set forth on EXHIBIT 3.11, there is no suit, action, proceeding, claim or investigation pending, threatened against or affecting the Shareholders, Citadel or the Business, and to the best knowledge of Citadel and the Shareholders, there exists no basis or grounds for any such suit, action, proceeding, claim or investigation.

         3.12 LICENSES AND PERMITS; COMPLIANCE WITH LAW. Citadel holds all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of the Business and the use of the Assets. All such licenses, certificates, permits, franchises and rights are listed in EXHIBIT 3.12 attached hereto. Citadel has conducted and is presently conducting the Business so as to comply in all material respects with all applicable statutes, ordinances, rules, regulations and orders of any governmental authority. Further, Citadel is neither presently charged with, nor to the best of Citadel's and Shareholders' knowledge, under governmental investigation with respect to any actual or alleged violation of any statute, ordinance, rule or regulation, nor presently the subject of any pending or threatened adverse proceeding by any regulatory authority having jurisdiction over its properties or operations or the Business. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the termination of any license, certificate, permit, franchise or right held by Citadel.

         3.13     CONTRACTS, AGREEMENTS AND INSTRUMENTS GENERALLY.

                  3.13.1 EXHIBIT 3.13.1 attached hereto consists of a true and complete list of all contracts, agreements, commitments and other instruments (whether oral or written) to which

Citadel is a party that involve the receipt of revenue or an expenditure by Citadel or require the performance of services or delivery of goods to, by, through, on behalf of or for the benefit of Citadel, in each case in excess of $5,000 per year. EXHIBIT 3.13.1 also identifies all:

                           (i) leases, rental agreements or other contracts or commitments affecting the ownership or leasing of, title to or use of any interest in Real Property or personal property with payments equal to or greater than $1,000 per month and all maintenance or service agreements relating to any Real Property or personal property with payments equal to or greater than $1,000 per month;

                           (ii) contracts or commitments providing for payments by Citadel based in any manner upon the sales, purchases, receipts, income or profits of Citadel;

                           (iii) franchise agreements, marketing agreements, advertising agreements or royalty agreements;

                           (iv)     employment contracts or commitments
                  (including, without limitation, any standard form contracts such as employee nondisclosure agreements), and any other contracts, plans or commitments providing for any continuing payment of any type or nature, including, without limitation, any severance, termination, parachute, or other payments (whether due to a change in control, termination or otherwise) and bonuses and vested commissions. EXHIBIT 3.13.1 also includes a listing of all such agreements, if any, for which the standard form was materially or substantially modified or materially or substantially altered, and any contracts that are not in the standard form;

                           (v) contracts, agreements, understandings or arrangements restricting Citadel from carrying on the Business anywhere in the world;

                           (vi) instruments or arrangements evidencing or related to indebtedness for money borrowed or to be borrowed, whether directly or indirectly, by way of purchase-money obligation, guaranty, subordination, conditional sale or lease-purchase; and

                           (vii) joint venture or joint service agreements with any party.

         The contracts, agreements, commitments and other instruments listed or required to be listed on EXHIBIT 3.13.1 are herein referred to as the "Material Contracts."

                  3.13.2 All the Material Contracts are valid and binding upon Citadel and the other parties thereto and are in full force and effect and enforceable in accordance with their terms, except as enforceability may be affected by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity relating to the availability of equitable remedies. Neither Citadel nor, to the best knowledge of Citadel and the

Shareholders, any other party to any such contract, commitment or arrangement has breached any provision of, or is in default under, the terms thereof. To Citadel's knowledge, there are no facts or circumstances that would prevent Citadel's revenue producing contracts and agreements from maturing upon performance by Citadel into accounts receivable collectible in the aggregate in amounts consistent in all material respects with historical experience. Citadel has not received any payment from any contracting party in connection with or as an inducement for entering into any contract, agreement, policy or instrument except for payment for actual services rendered or to be rendered by Citadel consistent with amounts historically charged for such services.

         3.14     INTELLECTUAL PROPERTY.

                  3.14.1 EXHIBIT 3.14.1 attached hereto contains a complete and accurate list of all (a) patented or registered Intellectual Property Rights owned or used by Citadel; (b) pending patent applications and applications for other registrations of Intellectual Property Rights filed by or on behalf of Citadel; and (c) material unregistered Intellectual Property Rights owned or used by Citadel. EXHIBIT 3.14.1 also contains a complete and accurate list of all licenses and other rights granted by Citadel to any Person with respect to any Intellectual Property Rights and all licenses and other rights granted by any Person to Citadel with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. Citadel owns and possesses all right, title and interest to, or has the right to use pursuant to a valid and enforceable license, all Intellectual Property Rights necessary for the operation of the Business as presently conducted and as presently proposed to be conducted, free and clear of all Liens and claims of any nature whatsoever. It is not and will not be necessary to utilize any Intellectual Property Rights of any third party or any of Citadel's employees developed, invented or made prior to or during their employment by Citadel except for any such Intellectual Property Rights that have previously been assigned to Citadel pursuant to a valid and enforceable license or are otherwise owned by Citadel free and clear of all Liens and claims of any nature whatsoever. No loss or expiration of any Intellectual Property Right is threatened, pending or, to Citadel's knowledge, reasonably foreseeable. Citadel has taken commercially reasonable steps to maintain and protect the Intellectual Property Rights which it owns and uses.

                  3.14.2 (a) There have been no claims made against Citadel asserting the invalidity, misuse or unenforceability of any of the Intellectual Property Rights owned or used by Citadel and there is no basis for any such claim; (b) Citadel has not received any notices of, and has no knowledge of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to any Intellectual Property Rights (including any demand or request that Citadel license any rights from a third party); (c) to the best of Citadel's and Shareholders' knowledge, the conduct of the Business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons; and (d) to the best of Citadels' and Shareholders' knowledge, the Intellectual Property Rights owned by or licensed to Citadel have not been infringed, misappropriated or conflicted by other Persons.

         3.15 LABOR MATTERS. EXHIBIT 3.15 attached hereto sets forth a list of all employees and independent contractors of Citadel to whom Citadel currently pays wages of at least $30,000 per annum, their current salaries or rates and Citadel's salary increase guidelines. Within the last three (3) years Citadel has not been the subject of any union activity or labor dispute, nor has there been any strike of any kind called or threatened to be called against it; and, Citadel has not violated any federal, state, or other governmental statutes, regulations, or ordinances relating to employment and labor matters including, without limitation, the provisions of Title VII of the Civil Rights Act of 1964 (race, color, religion, sex, and national origin discrimination), 42 U.S.C. Section 1981 (discrimination), 42 U.S.C. Sections 621-634 (the Age Discrimination in Employment Act), 29 U.S.C. Section 206 (equal pay), Executive Order 11246 (race, color, religion, sex, and national origin discrimination), Executive Order 11141 (age discrimination), Section 503 of the Rehabilitation Act of 1973 (handicap discrimination), 42 U.S.C. Sections 12101-12213 (Americans with Disabilities Act), 29 U.S.C. Sections 2001-2654 (Family and Medical Leave
Act), 29 U.S.C. Sections 651-678 (occupational safety and health) and requirements relating to the documentation of the nationality of employees. There has not been, and to the best of Citadel's and Shareholders' knowledge, there will not be, any adverse change in relations with employees and independent contractors of Citadel as a result of the transactions contemplated by this Agreement. The staffing and employment levels of Citadel are now sufficient to run the Business at levels of production, sales, marketing and administration consistent with the levels of production, sales, marketing and administration for the prior fiscal year.

         3.16     BENEFIT PLANS.

                  3.16.1 EXHIBIT 3.16.1 attached hereto lists every pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, any other written or unwritten employee program, arrangement, agreement or understanding, (whether arrived at through collective bargaining or otherwise), any medical, vision, dental or other health plan, any life insurance plan or any other employee benefit plan or fringe benefit plan, including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of ERISA and any multiemployer plan within the meaning of Section 3(37) of ERISA, currently or previously adopted, maintained, and in its possession, sponsored in whole or in part or contributed to by Citadel or any current or former member of a commonly controlled group of trades or businesses (as defined in Section 4001(b)(1) of ERISA) including Citadel for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries of Citadel and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries of Citadel are eligible to participate or under or in connection with which Citadel has any contingent or noncontingent liability of any kind whether or not probable of assertion (collectively, the "Benefit Plans"). Any of the Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, or an "employee welfare benefit plan" as that term is defined in Section 3(1) of ERISA, is referred to herein as an "ERISA Plan." No Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  3.16.2   EXHIBIT 3.16.1 also lists with respect to all Benefit
Plans: (a) all trust agreements or other funding arrangements, including insurance contracts, and all amendments thereto applicable to the Benefit Plans,
(b) where applicable, with respect to any such plan or plan amendments, the most recent determination letters issued by the United States Internal Revenue Service, (c) all rulings, opinion letters, information letters or advisory opinions issued by the United States Department of Labor after December 31, 1974, with respect to each such Benefit Plan, (d) annual reports or returns and audited or unaudited financial statements for the most recent three (3) plan years and any amendments thereto, and (e) to the extent in Citadel's possession, the most recent summary plan descriptions and any material modifications thereto with respect to such Benefit Plans. Contemporaneously with the delivery of the Exhibits to this Agreement, Citadel has delivered a true and complete copy of each such Benefit Plan, agreements, letters, rulings, opinions, reports, returns, financial statements and/or summary descriptions described in Sections
3.16.1 or 3.16.2 hereof, certified as such by a duly authorized officer of Citadel.

                  3.16.3 All the Benefit Plans and the related trusts subject to ERISA comply with and have been administered in compliance with the provisions of ERISA, all provisions of the Code relating to qualification and tax exemption under Code Sections 401(a) and 501(a) or otherwise applicable to secure intended tax consequences, all applicable state or federal securities laws and all other applicable laws, rules and regulations and collective bargaining agreements, and has not received any notice from any governmental agency or instrumentality questioning or challenging such compliance. All necessary governmental approvals for the Benefit Plans which have been obtained, including, but not limited to, timely determination letters on the qualification of the ERISA Plans and tax exemption of related trusts, as applicable, under the Code and timely registration and disclosure under applicable securities laws, and all such governmental approvals continue in full force and effect. No event has occurred which will or could give rise to disqualification of any such plan under Sections 401(a) or 501(a) of the Code or to a tax under Section 511 of the Code.

                  3.16.4 None of Citadel or any administrator or fiduciary of any such Benefit Plan (or agent or delegate of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner which could subject Citadel to any direct or indirect liability (by indemnity or otherwise) for a breach of any fiduciary, co-fiduciary or other duty under ERISA. No oral or written representation or communication with respect to any aspect of the Benefit Plans has been made to employees of Citadel prior to the Closing Date which is not in accordance with the written or otherwise preexisting terms and provisions of such Benefit Plans in effect immediately prior to the Closing Date. There are no unresolved claims or disputes under the terms of, or in connection with, the Benefit Plans, and no action, legal or otherwise, has been commenced with respect to any claim.

                  3.16.5 All annual reports or returns, unaudited financial statements, actuarial valuations, summary annual reports and summary plan descriptions issued with respect to the Benefit Plans are correct and accurate as of the dates thereof, and there have been no amendments filed to any of such reports, returns, statements, valuations or descriptions or required to make the information therein true and accurate.

                  3.16.6 No "party in interest" (as defined in Section 3(14) of ERISA) or "disqualified person" (as defined in Section 4975(e)(2) of the
Code) of any Benefit Plan has engaged in any "prohibited transaction" (within the meaning of Section 4975(c) of the Code or Section 406 of ERISA). There has been no (a) "reportable event" (as defined in Section 4043 of ERISA), or event described in Section 4062(f) or Section 4063(a) of ERISA or (b) termination or partial termination, withdrawal or partial withdrawal with respect to any of the ERISA Plans which Citadel (or any member of a controlled group of trades or businesses as defined in Section 4001(b) which has, since January 1, 1975, included Citadel) maintains or contributes to or has maintained or contributed to or was required to maintain or contribute to for the benefit of employees of Citadel or any subsidiaries now or formerly in existence. With respect to any termination or withdrawal from any such ERISA Plan, Citadel has no direct or indirect liability to said Plan or any beneficiary thereof.

                  3.16.7 None of the ERISA Plans is a defined benefit pension plan.

                  3.16.8 As of the Interim Financial Statement Date, Citadel had no current or future liability under any Benefit Plan that was not reflected in the Interim Financial Statement.

                  3.16.9 Citadel does not maintain any Benefit Plan providing deferred or stock based compensation which is not reflected in the Interim Financial Statement.

                  3.16.10 Citadel has not maintained, and does not now maintain, a Benefit Plan providing welfare benefits (as defined in ERISA Section 3(1)) to employees after retirement or other separation of service except to the extent required under Part 6 of Title I of ERISA and Code Section 4980B.

                  3.16.11 The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of Citadel to severance pay, unemployment compensation or any payment contingent upon a change in control or ownership of assets of Citadel, or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such employee or former employee.

                  3.16.12 All Benefit Plans subject to section 4980B of the Code, as amended from time to time, or Part 6 of Title I of ERISA or both have been maintained in compliance with the requirements of such laws and any regulations (proposed or otherwise) issued thereunder.

                  3.16.13 No Benefit Plan that is an employee welfare benefit plan, as defined in section 3(l) of ERISA, is funded through a "welfare benefit fund" (within the meaning of Section 419(e) of the Code) and no benefits under the Benefit Plan are provided through a voluntary employees' beneficiary association (within the meaning of Section 501(c)(9) of the Code) or a supplemental unemployment benefit plan (within the meaning of Section 501(c)(17) of the Code).

                  3.16.14 No facts or circumstances exist, no actions have been taken or omitted to be taken, nothing has occurred, and nothing will occur as a result of the consummation of the transactions contemplated by this Agreement, such that Citadel could reasonably be expected to be, or is subject (directly or indirectly, such as through an indemnification, guaranty or similar agreement or obligation) to any liability for any claims, judgments, damages, penalties, taxes, assessments or similar items with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) currently or formerly maintained by a member of a commonly controlled group of trades or businesses of which Citadel is a member or to which any such company has contributed or has been obligated to contribute during the six years prior to the date hereof.

                  3.16.15 Citadel will not have any liability (actual or contingent) under any insurance policy (or ancillary agreement relating to such insurance policy) in the nature of a retroactive rate adjustment or loss sharing or similar arrangement arising wholly or partially out of events occurring prior to the Closing.

         3.17 SUPPLIERS. EXHIBIT 3.17 attached hereto consists of a true and correct list of all suppliers of goods or services to Citadel setting forth as to each such supplier its name, address, telephone number and principal person of contact, and total purchases from each such supplier within the preceding twelve (12) months. Citadel has not received any notice and has no knowledge that, any supplier listed on EXHIBIT 3.17 has taken or will take any steps that could reasonably be expected to minimize in any material respect the business relationship of Citadel with such supplier or suppliers.

         3.18 ENVIRONMENTAL MATTERS. No Real Property used by Citadel or leased by Citadel has been used by Citadel or to the best of Citadel's and Shareholders' knowledge, any other party for the handling, treatment, storage or disposal into the environment of any Hazardous Substance (as hereinafter defined). No release, discharge, spillage or disposal of any Hazardous Substance and no soil, water or air contamination by any Hazardous Substance has occurred or is occurring in, from or on the Real Property. Citadel has complied with all reporting requirements under any applicable federal, state or local environmental laws and permits, and Citadel has not violated any such environmental laws or permits. There are no claims, actions, suits, proceedings or, to the best of Citadel's and Shareholders' knowledge, investigations related to the presence, release, production, handling, discharge, spillage, transportation or disposal of any Hazardous Substance or ambient air conditions or contamination of soil, water or air by any Hazardous Substance pending or threatened with respect to the Real Property or otherwise against Citadel in any court or before any state, federal or other governmental agency or private arbitration tribunal and there is no basis for any such claim, action, suit, proceeding or investigation. There are no underground storage tanks on the Real Property. For the purposes of this Agreement, "Hazardous Substance" shall mean any hazardous or toxic substance or waste as those terms are defined by any applicable federal, state or local law, ordinance, regulation, policy, judgment, decision, order or decree including, without limitation, the Comprehensive Environmental

Recovery Compensation and Liability Act, 42 U.S.C. 9601 ET SEQ. ("CERCLA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 ET SEQ., and petroleum, petroleum products and oil.

         3.19 INSURANCE. Set forth in EXHIBIT 3.19 attached hereto is a complete list of all insurance policies which Citadel maintained with respect to its properties, employees or the Business within the preceding three (3) years. Such policies are in full force and effect and no event has occurred which would give any insurance carrier a right to terminate any such policy. Such policies, with respect to their amounts and types of coverage, are adequate to insure fully against risks to which Citadel and the Assets are exposed. Since the beginning of Citadel's fiscal year, there has not been any change in Citadel's relationship with its insurers or in the premiums payable pursuant to such policies.

         3.20 EXHIBITS. All Exhibits attached hereto are true, correct and complete as of the date of this Agreement. Matters disclosed on each Exhibit shall be deemed disclosed only for purposes of the matters to be disclosed on such Exhibit and shall not be deemed to be disclosed for any other purpose unless expressly provided therein.

         3.21 DISCLOSURE AND ABSENCE OF UNDISCLOSED LIABILITIES. No representation or statement contained herein or in any certificate, schedule, list, exhibit or other instrument furnished to Purchasers pursuant to the provisions hereof contains or will contain any untrue statement of any material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         3.22 INVESTMENT. Each Shareholder: (a) understands that the Parent Common Stock issued in connection with the Merger under Section 2.2.3 hereof has not been, and will not be, registered under the 1933 Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, which exemptions are dependent in part on the accuracy of the representations of the shareholders; (b) is acquiring the Parent Common Stock solely for his or her own account for investment purposes, and not with a view to the sale or distribution thereof; (c) is a sophisticated investor with knowledge and experience in business and financial matters so as to be able to evaluate the risks and merits of an investment in the Parent Common Stock or has had an advisor with sufficient education and experience to advise him or her as to such risks and merits; (d) has access to certain information concerning Parent, including the Parent Reports, and has had the opportunity to ask questions and receive answers concerning the transaction and the business of Parent and to obtain additional information as desired in order to evaluate the merits and risks inherent in holding any Parent Common Stock; (e) is able to bear the economic risk and lack of liquidity inherent in holding any Parent Common Stock; (f) is an Accredited Investor for the reasons set forth on EXHIBIT 3.22; and (g) understands that the Parent Common Stock cannot be transferred other than in a transaction registered or exempt from registration under the 1993 Act and will bear the restrictive legend described in Section 2.3.4 hereof, and that Parent has no obligation to register the Parent Common Stock except as provided in the Registration Right Agreement referred to in Section 2.10 hereof.

         3.23 OWNERSHIP OF COMPANY STOCK; TITLE. Each Shareholder is the owner of record and beneficiary of the Citadel Common Stock set forth on EXHIBIT
3.23 hereof and has, and shall transfer to Parent at the Closing, good and marketable title to the Citadel Common Stock owned by him or her, free and clear of any and all Liens, and restrictions on transfer (other than restrictions on transfer imposed by applicable federal and state securities laws), proxies and voting, or other agreements. None of the Shareholders is a party to any option, warrant, purchase right or other contract or commitment that could require any Shareholder to sell, transfer or otherwise dispose of the Citadel Common Stock (other than this Agreement). Except as set forth on EXHIBIT 3.23, no Shareholder is a party to any voting trust, or other agreement or understanding with respect to the voting of any capital stock of Citadel.

         3.24 POOLING OF INTERESTS. Neither Citadel nor the Shareholders are aware of any facts or circumstances in respect of it or its accounting procedures which would have the effect of precluding accounting for the transactions contemplated hereby as a "pooling of interests."

         3.25 ACA. Citadel and the Shareholders, jointly and severally, represent and warrant to, and for the benefit of, Purchasers the following concerning ACA. Such representations and warranties are true and correct to the best of the knowledge of Citadel and the Shareholders after appropriate review and due diligence of the contracts and agreements between Citadel and ACA. Purchasers acknowledge and agree that neither Citadel nor the Shareholders have any ownership or investments in ACA other than trade accounts receivable occurring in the normal course of business between Citadel and ACA:

                  3.25.1 ACA is a not-for-profit corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the full power and authority (corporate and otherwise) to carry on its activities in the places and as it is now being conducted and to own and lease the properties and assets which it now owns or leases. The character of the property owned or leased by ACA and the nature of the business conducted by it do not require such qualification or licensing in any other jurisdictions. True and correct copies of ACA's Articles of Incorporation and Bylaws have been provided to Purchasers.

                  3.25.2 True and correct copies of ACA's statements of assets and liabilities as of December 31, 1999 and the related statements of revenue and expenses, retained earnings and cash flows for the period then ended (the "ACA Financial Statements") have been delivered to the Purchasers. The ACA Financial Statements are true, complete and accurate statements of the financial position of ACA as of the date thereof, have been consistently prepared, fairly and accurately present the financial position and results of operation of ACA as of the date thereof, and disclose all liabilities of ACA, whether absolute, contingent accrued or otherwise, existing as of the date thereof. ACA has no liability or obligation (whether accrued, absolute, contingent or otherwise) except for (i) the liabilities and obligations of ACA which are disclosed and reserved against in the ACA Financial Statements, to the extent and in the amounts so disclosed and reserved against; and (ii) immaterial liabilities incurred or accrued in the ordinary course of business since the date of the ACA Financial Statements.

                  3.25.3 ACA has, as of the date hereof, and will have, as of the Closing Date, timely and accurately filed all Tax Returns required to have been filed on or before such dates.

                  3.25.4 There is no suit, action, proceeding, claim or investigation pending, threatened against or affecting ACA, and there exists no basis or grounds for any suit, action, proceeding, claim or investigation.

                  3.25.5 ACA holds all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its current activities. ACA has conducted, and is presently conducting, its activities so as to comply in all material respects with all applicable statutes, ordinances, rules, regulations and orders of any governmental authority. Further, ACA is neither presently charged with, nor under governmental investigation with respect to any actual or alleged violation of any statute, ordinance, rule or regulation, nor presently the subject of any pending or threatened adverse proceeding by any regulatory authority having jurisdiction over ACA, its properties or activities.

                  3.25.6 True and correct copies of all contracts, agreements, commitments or other instruments (whether oral or written) to which ACA is a party of a type described in Section 3.13.1 hereof have been provided to the Purchasers (the "ACA Contracts"). All ACA Contracts are valid and binding upon ACA and the other parties thereto and are in full force and effect and enforceable in accordance with their terms, except as enforceability may be affected by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity relating to the availability of equitable remedies. None of ACA, Citadel, or the Shareholders nor any other party to any ACA Contract, has breached any provision of, or is in default under, the terms thereof.

         3.26     OTHER MATTERS.

                  3.26.1 The non-competition provisions of that certain Agreement for Sale of Assets between Citadel, DLB, Derrick Mims, and Integon Marketing, Inc. dated November 6, 1998 and the companion Marketing Agreement of the same date and between the same parties do not and will not prevent Citadel from carrying on the Business in the places and manner as it is currently being conducted or contemplated to be conducted. Neither Citadel nor the Shareholders have any outstanding obligation or liability under such agreement or otherwise to Integon Marketing, Inc. or Derrick Mims.

                  3.26.2 No amounts are owed by Citadel or the Shareholders in connection with the agreement between Citadel and Consumer Action Center, LLC, dated February 26, 1999.

                  3.26.3 The notes payable to Card Security, Inc. and Sierra Trust as referred to in that certain Agreement between DLB, CFB, Lynn B. Hubbard, Derrick Mims and Citadel dated April 29, 1998 have been paid and satisfied in full.

                  3.26.4 Neither Citadel nor the Shareholders have any outstanding obligation or liability under any agreement or arrangement with Fort Knox Bank and Trust, Experion, Key Bank and Trust, or Jami List Marketing.

                  3.26.5 There is no suit, action or claim by Roy B. Fisher pending, threatened against or affecting the Shareholders, Citadel or the Business and there exists no basis therefor.

                  3.26.6 Citadel has complied with all of the terms of, and is not in breach or default in any respect under, any Material Contract to which Citadel and First Union National Bank are parties.

                  3.26.7 Citadel owns and possesses all right, title and interest to all Intellectual Property Rights acquired from ACA, or related to ACA and used in the Business, free and clear of all Liens and claims of any nature whatsoever.

                  3.26.8 Citadel has no outstanding obligation or liability for the payment of Taxes of any other person or entity or for any audit of any other person or entity.

IV.      REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

         The Purchasers, jointly and severally, represent and warrant to, and for the benefit of, Citadel and Shareholders as follows:

         4.1 ORGANIZATION AND STANDING. The Purchasers are duly organized and validly existing corporations in good standing under the laws of the jurisdictions of their incorporation, and have the full power and authority (corporate and otherwise) to carry on their business in the places and as it is now being conducted and to own and lease the properties and assets which they now own or lease.

         4.2 AUTHORITY AND STATUS. The Purchasers each have the capacity and authority to execute and deliver this Agreement, to perform hereunder, and to consummate the transactions contemplated hereby without the necessity of any act or consent of any other person whomsoever. The execution, delivery and performance by the Purchasers of this Agreement and each and every agreement, document, and instrument provided for herein have been duly authorized and approved by their respective Board of Directors. This Agreement and each and every other agreement, document, and instrument to be executed, delivered and performed by the Purchasers in connection herewith constitute or will, when executed and delivered, constitute the valid and legally binding obligations of the Purchasers, enforceable against each of them in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

         4.3 PARENT COMMON STOCK. Upon consummation of the transactions contemplated hereby and the issuance and delivery of certificates representing the Parent Common Stock as provided in this Agreement, the Parent Common Stock will be (i) validly issued, fully paid, non-assessable shares; (ii) listed with the Nasdaq Stock Market, Inc. National Market; and (iii) free and clear of all liens, pledges or other encumbrances, other than as explicitly described herein.

         4.4 NO VIOLATION. The execution and delivery of this Agreement and the other agreements contemplated hereby by the Purchasers, the performance by the Purchasers of their respective obligations hereunder and thereunder and the consummation by the Purchasers of the transactions contemplated hereby and thereby will not (a) contravene any provision of the Articles of Incorporation or Bylaws of the Purchasers; (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, ruling or order of any Governmental Body or of any arbitration award which is either applicable to, binding upon, or enforceable against the Purchasers; (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any material contract which is applicable to, binding upon or enforceable against the Purchasers; (d) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of the Purchasers; (e) give to any individual or entity a right; or claim against the Purchasers, which would have a material adverse effect on the Purchasers, or
(f) require the consent, approval, authorization or permit of, or filing with or notification to, any governmental Authority, any court or tribunal or any other Person, except (i) pursuant to the 1933 Act and the 1934 Act and applicable requirements of the Nasdaq Stock Market, Inc. National Market; or (ii) filings required under the securities or blue sky laws of the various states.

         4.5 REPORTS AND FINANCIAL STATEMENTS. Since December 31, 1999, Parent has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the SEC, including, but not limited to Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements (collectively, the "Parent Reports"). Parent has previously furnished or made available to Citadel and Shareholders copies of all Parent Reports filed with the SEC since December 31, 1999. As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), Parent Reports complied in all material respects with all the rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in Parent Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and fairly present (subject, in the case of the unaudited statements, to normal audit adjustments) the financial position of Parent and its consolidated subsidiaries as of the date thereof and the results of their operations and their cash flows for the periods then ended.

V.       COVENANTS AND ADDITIONAL AGREEMENTS

         5.1 ACCESS. Between the date hereof and the Closing Date, Citadel and the Shareholders will: (i) provide to the officers and other authorized representatives of Purchasers full access, during normal business hours, to any and all premises, properties, files, books, records, documents and other information of Citadel, and will cause Citadel's officers to furnish to Purchasers and their authorized representatives any and all financial, technical and operating data with other information pertaining to the businesses and properties of Citadel; and (ii) make available for inspection and copying by Purchasers true and complete copies of any documents relating to the foregoing. Purchasers will hold, and will cause their representatives to hold, in confidence (unless and to the extent compiled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law) all Confidential Information and will not disclose the same to any third party except in connection with obtaining financing and otherwise as may reasonably be necessary to carry out this Agreement and the transactions contemplated hereby, including any due diligence review by or on behalf of Purchasers. If this Agreement is terminated, Purchasers will, and will cause their representatives to, promptly return to Citadel, upon the reasonable request of Citadel, all Confidential Information furnished by Citadel, including all copies and summaries thereof.

         5.2 FURNISHING INFORMATION; ANNOUNCEMENTS. Citadel and the Shareholders, on the one hand, and Purchasers, on the other hand, will, as soon as practical after reasonable request therefor, furnish to the other all information concerning Citadel and the Shareholders or Purchasers, respectively, required for inclusion in any statement or application made by Purchasers or Citadel or the Shareholders to any governmental or regulatory body or to any manufacturer or distributor or in connection with obtaining any third party consent in connection with the transactions contemplated by this Agreement. Neither Citadel nor the Shareholders, on the one hand, nor Purchasers, on the other hand, nor any representative thereof, shall issue any press release or otherwise make any public statement with respect to the transactions contemplated hereby without the prior written consent of the other, except as may be required by law.

         5.3      CERTAIN CHANGES AND CONDUCT OF BUSINESS.

                  5.3.1 From and after the date of this Agreement and until the Closing Date, Citadel shall, and the Shareholders shall cause Citadel to, conduct its businesses solely in the ordinary course consistent with past practices and, without the prior written consent of Purchasers, neither the Shareholders nor Citadel will, except as required or settled pursuant to the terms hereof, permit Citadel to:

                           (i) make any change in the conduct of its businesses and operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

                           (ii) make any change in its Bylaws, issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

                           (iii)    (A) incur, assume or guarantee any
                  indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices; (B) issue any securities convertible or exchangeable for debt securities of Citadel; or (C) issue any options or other rights to acquire from the Citadel, directly or indirectly, debt securities of Citadel or any security convertible into or exchangeable for such debt securities;

                           (iv) make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof, except transactions pursuant to existing agreements of Citadel and dispositions in the ordinary course of business consistent with past practices;

                           (v) subject any of its assets, or any part thereof, to any Liens or suffer such to be imposed other than such liens as may arise in are ordinary course of business consistent with past practices;

                           (vi) declare, set aside or pay any dividends or other distribution (whether in cash, stock, property or any combinations thereof) in respect of any shares of its capital stock or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of capital stock of Citadel except as provided for in Section 2.10 hereof;

                           (vii) acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business, consistent with past practices;

                           (viii) enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment severance or consulting agreement, grant any general increase in the compensation of officers or employee (including any such increase pursuit to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

                           (ix) make or commit to make any individual material capital expenditure in excess of $10,000, or aggregate capital expenditures in excess of $50,000, except in the ordinary course of business;

                           (x) pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its Affiliates, except in the ordinary course of business;

                           (xi) guarantee any indebtedness for borrowed money or any other obligation of any other Person, other than in the ordinary course of business consistent with past practice;

                           (xii) fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

                           (xiii)   make any loan, advance or capital
                  contribution to investment in any Person, except in the ordinary course of business;

                           (xiv) make any change in any method of accounting, estimate or practice except for any such change required by reason of a concurrent change in GAAP or write-down the value of any inventory or write-off as uncollectible any accounts receivable except in the ordinary course of business consistent with past practices;

                           (xv) settle, release or forgive any material claim or litigation or waive any material right;

                           (xvi) make, enter into, modify, amend in any material respect or terminate any material commitment, bid or expenditure, other than in the ordinary course of business consistent with past practice; or

                           (xvii)   commit itself to do any of the foregoing.

                  5.3.2 From and after the date hereof and until the Closing Date, the Shareholders and Citadel will use their best efforts to cause Citadel to:

                           (i) continue to maintain, in all material respects, Citadel's properties and assets in accordance with present practices in a condition suitable for their current use;

                           (ii) comply with all applicable Environmental Laws, and, in the event it shall receive notice that there exists a violation of any Environmental Law with respect to its operations, promptly (and in any event within the time period permitted by the applicable governmental authority) remove or remedy such violation in accordance with all applicable Environmental Laws;

                           (iii) file, when due or required, or extend as reasonably necessary, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all Taxes, assessments, fees and other charges lawfully levied or assessed against it unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

                           (iv) keep its books of account, records and files in the ordinary course and in accordance with existing practices;

                           (v) preserve its business organization intact and continue to maintain existing business relationships with suppliers, customers and others with whom business relationships exist other than relationships that are, at the same time, not economically beneficial to it; and

                           (vi) continue to conduct its business in the ordinary course consistent with past practices.

         5.4 NO NEGOTIATIONS. Until the earlier of April 14, 2000 or the termination of this Agreement pursuant to Section 10.1 hereof, neither Citadel nor the Shareholders nor Citadel's officers, directors, employees, advisors, agents, representatives, Affiliates or anyone acting on behalf of the Shareholders, Citadel, or such persons, shall, directly or indirectly, encourage, solicit, initiate or engage in discussions or negotiations with, or provide any information to, any Person (other than Purchasers or their representatives) concerning any merger, sale of assets (other than in the ordinary course of business), purchase or sale of shares of capital stock or similar transaction involving Citadel.

         5.5 CONSENTS; COOPERATION. Subject to the terms and conditions hereof, the Shareholders, Citadel and Purchasers will use their respective best efforts at their own expense (unless otherwise set forth herein):

                  5.5.1 to take all actions and do all things necessary, proper or advisable, and to cooperate with each other, to expeditiously consummate the transactions contemplated hereby;

                  5.5.2 to obtain prior to the earlier of the date required (if so required) or the Closing Date, all Government Approvals, and make all filings and registrations with Governmental Bodies which are required on their respective parts for: (i) the consummation of the transactions contemplated by this Agreement; (ii) the ownership or leasing and operating after the Closing by Citadel of all its material properties; and (iii) the conduct after the Closing by Citadel of its businesses as conducted by it on the date hereof;

                  5.5.3 to defend, consistent with applicable principles and requirements of law, any lawsuit or other legal proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third persons (including Governmental Bodies) challenging this Agreement or the transactions contemplated hereby; and

                  5.5.4 to furnish each other such information and assistance as may reasonably be requested in connection with the foregoing.

         5.6 ADDITIONAL AGREEMENTS. Subject to the terms and conditions of this Agreement, each of the Parties hereto agrees to use its best efforts at its own expense to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers of Citadel and the Shareholders shall take all such necessary action.

         5.7 NOTIFICATION OF CERTAIN MATTERS. Between the date hereof and the Closing, each Party to this Agreement will give prompt notice in writing to the other Party hereto of: (i) any information that indicates that any representation and warranty of such Party contained herein was not true and correct as of the date made, or will not be true and correct as of the Closing;
(ii) the occurrence of any event which could result in the failure to satisfy a condition specified in Article 6 or Article 7 hereof, as applicable; (iii) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement; and (iv) in the case of the Shareholders and Citadel, any notice of, or other communication relating to, any default or event which, with notice or lapse of time or both, would become a default under any agreement of Citadel.

         5.8 ASSURANCE BY THE SHAREHOLDERS. Each Shareholder shall use its best efforts to cause Citadel to comply with its respective covenants set forth in this Agreement.

         5.9 RELEASE BY SHAREHOLDERS. The Shareholders hereby agree and confirm that they hereby fully release, acquit and forever discharge Citadel, together with Citadel's successors, assigns, affiliates, parent and related parties, from any and all Claims, except for Claims arising from a breach of this Agreement or any other agreement executed in connection hereof.

         5.10 401(k) PLAN. Citadel shall take such action as is necessary, including an amendment to the Citadel Group, Inc. 401(k) Plan ("401(k) Plan"), to provide that participants in the 401(k) Plan shall be allowed to make no further deferrals with respect to compensation for services performed after the Closing Date, and Citadel shall make no further employer contributions to the 401(k) Plan after such date, other than (i) employee compensation deferrals and
(ii) matching contributions with respect to employee deferrals of compensation for services through the Closing Date. Citadel and Parent shall take such action as will permit current participants in the 401(k) Plan who are employed by Citadel after the Effective Time to participate in, effective as soon as administratively practicable after the Effective Time, the CompuCredit Corporation 401(k) Plan (the "Purchaser Plan"). Parent shall take such actions as may be desirable, in Parent's discretion and upon the advice of counsel, with respect to the freezing, termination or merger into the Purchaser Plan of the 401(k) Plan, taking into consideration the rights of participants to their accounts and the requirements of Code sections 414(l) and 411(d)(6), as appropriate. Citadel and Parent shall also take or cause to be taken such actions as are necessary to credit each 401(k) Plan participant who is employed by Citadel after the Effective Time with such participant's Citadel service and years of service (up to a maximum of 5 years of service) under the 401(k) Plan for purposes of calculating eligibility for participation and vesting in contributions under the Purchaser Plan.

         5.11 FILING OF TAX RETURNS. The Shareholders covenant to cause all of Citadel's Tax Returns for all periods ending on or prior to the Closing to be timely and accurately filed with the appropriate taxing authorities. In addition, the Shareholders agree to be responsible for all activities arising for any audit by the appropriate taxing authority relating to Citadel's Tax Returns for all periods ending on or before the Closing. The Shareholders shall notify Parent within thirty days of the commencement of such activities and shall inform Parent of any material developments in such activities. Parent will file all such Tax Returns for all periods ending subsequent to the Closing with the appropriate taxing authorities. The Shareholders hereby agree to cooperate with Parent in filing such Tax Returns and to provide all information within their knowledge or possession necessary to file such returns and requested by Parent. All such information shall be true, correct and accurate to the knowledge of the Shareholders in all material respects. Parent agrees to give Shareholders reasonable access to information necessary in order to: (i) file such returns; and (ii) in the event of an audit, to defend such audit.

         5.12 RELEASE OF CERTAIN GUARANTIES. Purchasers agree to have DLB released from the guaranties of the obligations of Citadel listed on EXHIBIT
5.12 hereto within twelve (12) months of Closing, and to indemnify him for any obligations under such guaranties, including any expenses directly related thereto, to the extent arising out of a liability incurred by Citadel subsequent to the date hereof or prior to the date hereof and reflected on the Financial Statements. DLB represents and warrants that, as of the date hereof, there are no outstanding amounts owing under the Citadel Merchant Account, and that there are no prepayment penalties or other fees that would arise in connection with the termination of the Citadel Merchant Account. As long as DLB is the guarantor, Purchaser will operate the Citadel Merchant Account in a manner consistent with Citadel's past practices.

VI.      CONDITIONS TO THE OBLIGATIONS OF PURCHASERS TO EFFECT THE CLOSING.

         The obligations of Purchasers required to be performed by them at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by Purchasers in writing as provided herein except as otherwise required by applicable law:

         6.1 REPRESENTATIONS AND WARRANTIES; COVENANTS. Each of the representations and warranties of Citadel and the Shareholders contained in this Agreement shall be true and correct on the date made and shall be true and correct as of the Closing. Each of the obligations of Citadel and the Shareholders required by any of the covenants or agreements contained in this Agreement to be performed by them at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing. At the Closing, Purchasers shall have received a certificate, dated the Closing Date and duly executed by the Shareholders and Citadel, to the effect that the conditions set forth in the two preceding sentences have been satisfied.

         6.2 AUTHORIZATION; CONSENT. All notices to, and declarations, filings and registrations with Governmental Bodies, and all Government Approvals and all third person Consents required to consummate the transactions contemplated hereby and necessary for the continued business operations of Citadel, and all other Consents shall have been made or obtained.

         6.3 OPINIONS OF CITADEL'S AND THE SHAREHOLDERS' COUNSEL. Purchasers shall have been furnished with the opinion of Citadel's and the Shareholders' counsel, and of ACA's counsel dated the Closing Date, in forms as set forth on EXHIBIT 6.3(A) and EXHIBIT 6.3(B) attached hereto and incorporated herein.

         6.4 ABSENCE OF LITIGATION. No order, stay, injunction or decree of any court of competent jurisdiction in the United States shall be in effect: (a) that prevents or delays the consummation of any of the transactions contemplated hereby; or (b) would impose any limitation on the ability of Purchasers effectively to exercise all rights of ownership of the Citadel Common Stock. No action, suit or proceeding before any court or any governmental or regulatory entity shall be pending (or threatened by any governmental or regulatory entity), and no investigation by any governmental or regulatory entity shall have been commenced (and be pending), seeking to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by this Agreement or seeking damages in connection therewith which Purchasers, in good faith and with the advice of counsel, believe makes it undesirable to proceed with the consummation of the transactions contemplated hereby.

         6.5 NO MATERIAL ADVERSE CHANGE. During the period from the date of the Interim Balance Sheet to the Closing Date, there shall not have been any Material Adverse Change.

         6.6 LEGAL MATTERS. All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of the Shareholders and Citadel under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of the Shareholders and Citadel in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for Purchasers.

         6.7 ANCILLARY AGREEMENTS. The Covenant Not to Compete, Registration Rights Agreement, Employment Agreements, Consulting Agreement and Escrow Agreement referred to in Sections 2.7, 2.8, 2.9 and 8.1.3 hereof shall have been duly executed by the Parties.

VII. CONDITIONS TO THE OBLIGATIONS OF CITADEL AND THE SHAREHOLDERS TO EFFECT THE CLOSING.

         The obligations of the Shareholders and Citadel required to be performed by them at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by Citadel and the Shareholders in writing as provided herein except as otherwise required by applicable law:

         7.1 REPRESENTATIONS AND WARRANTIES; COVENANTS. Each of the representations and warranties of Purchasers contained in this Agreement shall be true and correct on the date made and shall be true and correct as of the Closing. Each of the obligations of Purchasers required by this Agreement to be performed by them at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing. At the Closing, the Shareholders shall have received a certificate, dated the Closing Date and duly executed by an officer of Parent to the effect that the conditions set forth in the preceding two sentences have been satisfied.

         7.2 AUTHORIZATION OF THE AGREEMENT; CONSENTS. All notices to, and declarations, filings and registrations with Governmental Bodies, and all Government Approvals and all third person Consents required to consummate the transactions contemplated hereby and necessary for the continued business operations of Purchasers, and all other Consents shall have been made or obtained.

         7.3 ABSENCE OF LITIGATION. No order, stay, judgment or decree shall have been issued by any court and be in effect restraining or prohibiting the consummation of the transactions contemplated hereby.

         7.4 LEGAL MATTERS. All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of Purchasers under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of Purchasers in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for Citadel and the Shareholders.

         7.5 ANCILLARY AGREEMENTS. The Covenant Not to Compete, Registration Rights Agreement, Employment Agreements, Consulting Agreement and Escrow Agreement referred to in Sections 2.7, 2.8, 2.9 and 8.1.3 hereof shall have been duly executed by the Parties.

         7.6 OPINION OF PURCHASERS' COUNSEL. Citadel and the Shareholders shall have been furnished with the opinion of Purchasers' counsel dated the Closing Date, in the form set forth on EXHIBIT 7.6 attached hereto and incorporated herein.

VIII.    CLOSING.

         8.1      TRANSACTIONS AT CLOSING.

                  8.1.1 At Closing Citadel shall deliver to Purchasers the following:

                           (i) certificates of compliance or certificates of good standing of Citadel, as of the most recent practicable date, from the appropriate governmental authority of the jurisdiction of its incorporation;

                           (ii) certified copies of resolutions of the Board of Directors of Citadel and the Shareholders approving the transactions set forth in this Agreement;

                           (iii) certificates of incumbency for the officers of Citadel who are executing this Agreement and the other documents contemplated hereunder;

                           (iv) an executed Covenant Not to Compete from Citadel and the Majority Shareholder, in the form of EXHIBIT 2.7;

                           (v)      an executed Escrow Agreement in the form of
                  EXHIBIT 8.1.3 attached hereto;

                           (vi) an executed Registration Rights Agreement in the form of EXHIBIT 2.8;

                           (vii) executed employment agreements in the form of EXHIBIT 2.9(B) from each of the persons listed on EXHIBIT 2.9(A); executed consulting agreement in the form of EXHIBIT 2.9(C) from DLB; and

                           (viii) legal opinions from Citadel's and the Shareholders' counsel and from counsel for ACA in the forms set forth in EXHIBIT 6.3(A) and EXHIBIT 6.3(B).

                  8.1.2 PERFORMANCE BY PURCHASERS. At Closing Purchaser shall deliver to Citadel the following:

                           (i) certificates of incumbency of the officers of Purchasers who are executing this Agreement and the other documents contemplated hereunder;

                           (ii) certified copy of resolutions of the Board of Directors of Purchasers approving the transactions set forth in this Agreement;

                           (iii)    an executed Escrow Agreement in the form of
                  EXHIBIT 8.1.3; and

                           (iv) an executed Registration Rights Agreement in the form of EXHIBIT 2.8;

                           (v) executed employment agreements in the form of EXHIBIT 2.9(B) from each of the persons listed on EXHIBIT 2.9(A); executed consulting agreement in the form of EXHIBIT 2.9(C); and

                           (vi) a legal opinion from Purchasers' counsel in the form set forth in EXHIBIT 7.6.

                  8.1.3 ESCROW SHARES. At the Closing, Parent shall deliver certificates representing ten percent (10%) of the Merger Consideration (the "Escrow Shares") to the Escrow Agent for deposit into an escrow account (the "Escrow Account") established pursuant to the terms of an escrow agreement in the form of EXHIBIT 8.1.3 attached hereto (the "Escrow Agreement") among the Shareholders' Representative, Parent and the Escrow Agent. The Escrow Shares shall be available as a source of funds to satisfy amounts owing to Purchaser pursuant to Article IX below.

IX.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION.

         9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF CITADEL AND THE SHAREHOLDERS; INDEMNIFICATION. All representations, warranties, agreements, covenants and obligations made or undertaken by Citadel and the Shareholders in this Agreement or in any document or instrument executed and delivered pursuant hereto are material, have been relied upon by Purchasers, shall survive the Closing hereunder subject to any applicable period in Section 9.6 and shall not merge in the performance of any obligation by any party hereto. Citadel and the Shareholders, jointly and severally, agree to and shall indemnify and hold harmless Purchasers and their respective stockholders, directors and any assignee at all times after the date of this Agreement from and against and in respect of, any liability, claim, deficiency, loss, damage, or injury and all reasonable costs and expenses (including reasonable counsel fees and costs of any suit related thereto) suffered or incurred by Purchasers (collectively referred to as "Loss") arising from (a) any misrepresentation by, or breach of any covenant or warranty of, Citadel or the Shareholders contained in this Agreement or any exhibit, certificate, or other instrument furnished or to be furnished by Citadel or the Shareholders hereunder; (b) any nonfulfillment of any agreement on the part of Citadel or the Shareholders under this Agreement or from any misrepresentation in or omission from, any certificate or other instrument furnished or to be furnished to Purchasers hereunder; (c) any claim against, or liability of, Citadel, which accrued prior to the Closing Date except as specifically accrued or reserved for in the Financial Statements in the amounts accrued or reserved for therein; (d) arising out of the lawsuit described on EXHIBIT 3.11 in excess of $50,000; or (e) any liability arising in connection with Citadel's failure to maintain or possess the items enumerated in Section 3.16.1 and Section 3.16.2. Any examination, inspection or audit of the properties, financial condition or other matters of Citadel and the Business conducted by Purchasers shall in no way limit, affect or impair the ability of Purchasers to rely upon the representations, warranties, covenants and obligations of Citadel set forth herein;

         9.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF PURCHASERS; INDEMNIFICATION. All representations, warranties, agreements, covenants and obligations made or undertaken by the Purchasers in this Agreement or in any documents or instrument executed and delivered pursuant hereto are material, have been relied upon by Citadel and Shareholders, shall survive the Closing hereunder subject to any applicable period in Section 9.6 and shall not merge in the performance of any obligation by any party hereto. The Purchasers, jointly and severally, agree to and shall indemnify and hold harmless Citadel and Shareholders or any assignee of Citadel or Shareholders at all times after the date of this Agreement from and against and in respect of, any Loss suffered or incurred by Citadel or Shareholders arising from (a) any misrepresentation by, or breach of any covenant or warranty of, the Purchasers contained in this Agreement or any exhibit, certificate, or other instrument furnished or to be furnished by the Purchasers hereunder; or (b) any nonfulfillment of any agreement on the part of the Purchasers under this Agreement or from any misrepresentation in or omission from, any certificate or other instrument furnished or to be furnished to Citadel or Shareholders hereunder.

         9.3 LIMITATION ON INDEMNIFICATION. Notwithstanding the provisions of Sections 9.1 and 9.2 and subject to the final sentence of this Section 9.3, no party entitled to indemnification shall be entitled to make a claim against any party providing indemnification unless and until the aggregate amount of all such claims which may be asserted against such party exceeds One Hundred Thousand Dollars ($100,000) at which time such claims may be asserted for all such indemnifiable Loss without limitation by reason of this Section 9.3. The limitation set forth in this Section 9.3 shall not apply to: (i) any knowing breach by any party of any of the representations and warranties made herein or pursuant to this Agreement by such party; (ii) any intentional breach of any covenant or obligation herein or pursuant to this Agreement; (iii) any claims pursuant to clause (c) of Section 9.1 to the extent constituting a breach of the representations and warranties in Section 3.5.1 hereof; (iv) any claim pursuant to clause (d) of Section 9.1; (v) any breach of the representations and warranties in Sections 3.25 and 3.26 hereof; or (vi) any liability arising from Citadel's failure to possess or maintain any of the items listed in Section
3.16.1 and Section 3.16.2 hereof.

         9.4 MANNER OF PAYMENT. Any indemnification by the Shareholders pursuant to this Article IX shall be first satisfied to the extent possible from the Escrow Account in accordance with the terms and conditions of the Escrow Agreement, and thereafter shall be satisfied directly by the Shareholders by wire transfer of immediately available funds in accordance with the terms of this Article IX. Any indemnification by the Purchasers pursuant to this Article IX shall be satisified solely by the delivery of additional shares of Parent Common Stock.

         9.5 DEFENSE OF THIRD PARTY CLAIMS. Any Person making a claim for indemnification under this Article IX (an "Indemnitee") shall notify the indemnifying party (an "Indemnitor") of the claim in writing promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it by a third party (including without limitation, a Governmental Body), describing the claim, the amount thereof (if known and quantifiable) and the basis thereof; provided that the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent that (and only to the extent that) such failure shall have caused the damages for which the Indemnitor is obligated to be greater than such damages would have been had the Indemnitee given the Indemnitor prompt notice hereunder. Any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnitee's claim for indemnification at such Indemnitor's expense, and at its option (subject to the limitations set forth below) shall be entitled to assume the defense thereof at such Indemnitor's expense by appointing a reputable counsel reasonably acceptable to the Indemnitee to be the lead counsel in connection with such defense within fifteen (15) days after receipt of such written notice from the Indemnitee; PROVIDED THAT:

                  9.5.1 the Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose; provided that the fees and expenses of such separate counsel shall be borne by the Indemnitee (other than any fees and expenses of such separate counsel that are incurred prior to the date the Indemnitor effectively assumes control of such defense which, notwithstanding the foregoing, shall be borne by the Indemnitor);

                  9.5.2 the Indemnitor shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnitee if (i) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (ii) settlement of, or an adverse judgment with respect to, the action, lawsuit, investigation, proceeding or other claim giving rise to such claim for indemnification would, in the reasonable judgment of the Indemnitee, likely establish a precedential custom or practice adverse to the continuing business interests of the Indemnitee in any material respect or the Indemnitee reasonably believes that settlement or an adverse judgment with respect thereto would be detrimental to or injure the Indemnitee's reputation; (iii) the claim seeks an injunction or equitable relief against the Indemnitee; or (iv) upon petition by the Indemnitee, the appropriate court rules that the Indemnitor failed or is failing to vigorously prosecute or defend such claim;

                  9.5.3 if the Indemnitor shall control the defense of any such claim, the Indemnitor shall obtain the prior written consent of the Indemnitee (not to be unreasonably withheld) before entering into any settlement of such claim and, if the Indemnitee shall control the defense of any such claim, the Indemnitee shall obtain the prior written consent of the Indemnitor (not to be unreasonably withheld) prior to entering into any settlement of such claim; and

                  9.5.4 notwithstanding anything herein to the contrary, Purchasers agree to defend the lawsuit described in EXHIBIT 3.11 hereto, subject to their right to indemnification in respect thereof described in Section 9.1 hereof.

         9.6 SURVIVAL PERIOD FOR CLAIMS. A claim for indemnification against any party hereto based solely on the representations and warranties contained in this Agreement shall survive the Closing hereunder for a period ending upon the earlier to occur of the issuance of the first independent audit report of Parent and the Surviving Corporation following the Merger, or one (1) year, unless notice of such claim is provided prior to such time; provided however that claims based upon the representations and warranties contained in Sections 3.25 and 3.26 hereof shall survive the Closing and may be made within three (3) years of the Closing Date.

X.       TERMINATION

         10.1 TERMINATION. This Agreement may be terminated at any time prior to Closing:

                  10.1.1 by written mutual consent of Purchasers, Citadel and the Shareholders;

                  10.1.2 by Purchasers, Citadel, or the Shareholders if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and any such order, decree, ruling or other action shall have become final and non-appealable;

                  10.1.3   by Purchasers if any of the conditions specified in
Article VI hereof have not been met or waived by Purchasers on or before April 14, 2000 (provided Purchasers are not in material breach of their representations, warranties, covenants or agreements under this Agreement).

                  10.1.4 by Citadel or Shareholders if any of the conditions specified in Article VII hereof have not been met or waived by Citadel or Shareholders on or before April 14, 2000 (provided Citadel or Shareholders are not in material breach of their representations, warranties, covenants or agreements under this Agreement).

         If Purchasers, Citadel, or the Shareholders shall terminate this Agreement pursuant to the provisions hereof, such termination shall be effectuated by written notice to the other parties specifying the provision hereof pursuant to which such termination is made.

         10.2 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 10.1 above, this Agreement shall forthwith become null and void, and none of the Parties hereto or any of their respective officers, directors, employees, agents, affiliates, consultants, shareholders, or principals shall have any liability or obligation hereunder or with respect hereto, except for any liability arising out of any breach of this Agreement prior to its termination and as set forth in Section 12.17 hereof.

XI.      TAX EFFECT OF THE TRANSACTION.

         11.1 REORGANIZATION. It is understood and agreed that each party has looked to its own advisors for advice and counsel as to such tax effects. Notwithstanding the foregoing, Purchasers and Citadel acknowledge that this transaction constitutes a reorganization of Citadel pursuant to Section 368(a) of the Code. In order to insure that the reorganization will qualify for tax-free status under Section 368(a), the Parties make the following representations and warranties and agree to take the following actions:

                  11.1.1 The parties shall each adopt a plan or reorganization adopting the provisions of this Agreement and which adoption shall appear upon the official records of the Purchasers and Citadel. The parties shall cause the officers of each of the corporations party hereto to perform and carry out the respective obligations of the corporations contained in the plan of reorganization.

                  11.1.2 The Purchasers and Citadel agree that neither party will take any action inconsistent with such a reorganization or which will prevent this transaction from qualifying as such a reorganization.

                  11.1.3 The Purchasers will not take, or cause the Surviving Corporation to take, any position on any Federal, state or local income or franchise tax return, or to take any other tax reporting position, that is inconsistent with the treatment of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

                  11.1.4 Following the Merger, Purchasers will not cause or permit the Surviving Corporation to take any action that would result in any violation of the "substantially all" test of Section 368(a)(2)(E) of the Code.

                  11.1.5 Neither the Purchasers, nor any Person that is related to Purchasers, has any present plan or intention, following the Merger, to reacquire, or to cause any Person related to Purchasers to acquire, any Parent Common Stock. Except for cash paid in lieu of fractional share interests of Parent Common Stock pursuant to the Merger, neither Purchasers, nor any Person that is related to Purchasers, will, in connection with the Merger, purchase, redeem, or otherwise reacquire any of the shares of Parent Common Stock issued in the Merger. For purposes of this representation, a Person shall be treated as related to Purchasers if such Person is related to Purchasers within the meaning of Treasury Regulation Section 1.368-1(e)(3).

                  11.1.6 Purchasers have no present plan or intention to sell, transfer or dispose of any capital stock of the Surviving Corporation or to cause the Surviving Corporation to issue additional shares of its capital stock.


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

                  11.1.7 Purchasers have no present plan or intention, following the Merger, to liquidate the Surviving Corporation, to merge the Surviving Corporation with and into another corporation, to sell or otherwise dispose of any of the capital stock of the Surviving Corporation, to cause the Surviving Corporation to distribute to Purchasers any assets of the Surviving Corporation or any of its subsidiaries or the proceeds of any borrowings incurred by the Surviving Corporation or any of its subsidiaries, or to cause the Surviving Corporation to sell or otherwise dispose of any of the assets held by the Surviving Corporation or any of its subsidiaries at the time of the Merger, except for dispositions of such assets in the ordinary course of business and transfers described in Section 368(a)(2)(C) of the Code or Treasury Regulation Section 1.368-2(k).

                  11.1.8 Purchasers will pay its expenses, if any, incurred in connection with the Merger. Except as set forth in Section 12.17 hereof, Purchasers have not paid (directly or indirectly) or agreed to assume any expenses or other liabilities, whether fixed or contingent, incurred or to be incurred by Citadel or the Shareholders in connection with or as part of the Merger or any related transactions.

                  11.1.9 Following the Merger, Parent intends to cause the Surviving Corporation to continue Citadel's "historic business" or to use a significant portion of the Citadel's "historic business assets" in a business (as such terms are defined in Treasury Regulation Section 1.368-1(d)).

                  11.1.10 Purchasers are not investment companies as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

                  11.1.11 No Citadel Common Stock will be redeemed for cash or other property furnished by Parent, except as provided in Section 2.3.3 hereof.

                  11.1.12 Merger Sub is a corporation newly formed for the purpose of participating in the Merger and at no time prior to the Merger has had assets (other than nominal assets contributed upon the formation of Merger Sub, which assets will be held by the Surviving Corporation following the Merger), liabilities, or business operations.

XII.     GENERAL PROVISIONS.

                  12.1 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, mailed by registered or certified mail, return receipt requested, or sent by Federal Express or other nationally recognized overnight delivery service addressed as follows:


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

                  If to Citadel or Shareholders:

                                    Citadel Group, Inc.
                                    Suite 100
                                    2570 West International Speedway Boulevard
                                    Daytona Beach, Florida  32114
                                    Attn:  David Butler

                           with a copy to:

                                    J. P. Carolan, Esq.
                                    Winderweedle, Haines, Ward & Woodman, P.A.
                                    NationsBank Center
                                    390 Orange Avenue
                                    Suite 1500
                                    Orlando, Florida  32801

                  If to Purchasers:

                                    Compucredit Corporation
                                    One Ravinia Drive
                                    Suite 500
                                    Atlanta, Georgia  30346
                                    Attn:   Rohit H. Kirpalani

                           and a copy to:

                                    Jones, Day, Reavis & Pogue
                                    3500 SunTrust Plaza
                                    303 Peachtree Street, N.E.
                                    Atlanta, Georgia  30308-3242
                                    Attn:  William B. Rowland

                  12.1.1 If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made. If delivered by mail or overnight delivery service, the date on which such notice, request, instruction or document is received shall be the date of delivery. In the event any such notice, request, instruction or document is mailed or sent to a party in accordance with this Section 12.1 and is returned to the sender as non-deliverable, then such notice, request, instruction or document shall be deemed to have been delivered or received on the fifth day following the deposit of such notice, request, instruction or document in the United States mails or overnight delivery service, as the case may be.

                  12.1.2 Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this
Section 12.1.


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

         12.2     BROKERS.

                  12.2.1 Each of Citadel and the Shareholders represent and warrant to Purchasers that it or they have not retained any investment banker, broker or finder in connection with this Agreement or any of the transactions contemplated hereby. Each of Citadel and the Shareholders agree to indemnify and hold harmless the Purchasers from and against any fee, claim, loss, or expense arising out of any claim by any investment banker, broker or finder employed or alleged to have been employed by it.

                  12.2.2 The Purchasers represent and warrant to Citadel and the Shareholders that they have not retained any investment banker, broker or finder in connection with this Agreement or any of the transactions contemplated hereby. The Purchasers, jointly and severally, agree to indemnify and hold harmless Citadel and the Shareholders from and against any fee, claim, loss, or expense arising out of any claim by any investment banker, broker or finder employed or alleged to have been employed by it.

         12.3 FURTHER ASSURANCES. Each party covenants that at any time, and from time to time, after the Closing Date, it will execute such additional instruments and take such actions as may be reasonably requested by the other party to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

         12.4 WAIVER. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

         12.5 EXPENSES. Except as set forth in Section 12.17 hereof, all expenses incurred by the Parties hereto in connection with or related to the authorization, preparation and execution of this Agreement and the Closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of brokers, agents, representatives, counsel and accountants employed by any such party, shall be borne solely and entirely by the party which has incurred the same.

         12.6 SHAREHOLDER REPRESENTATIVE. Each Shareholder, by acceptance of Merger Consideration, shall be deemed to have designated and appointed DLB with full power of substitution (the "Shareholder Representative") as the representative of any such shareholder to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by the Shareholders and hereby acknowledges that the Shareholder Representative shall be the only person authorized to take any such action so required, authorized or contemplated by this Agreement by any Shareholder. Each Shareholder is thereby deemed to have further acknowledged that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such Shareholder. Each Shareholder is thereby deemed to have authorized the other Parties to disregard any notice or other action taken by each shareholder pursuant to this Agreement except for the Shareholder


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

Representative. The other Parties are and will be entitled to rely on any action so taken or any notice given by the Shareholder Representative and are and will be entitled and authorized to give notices only to the Shareholder Representative for any notice contemplated by this Agreement to be given to any such Shareholder.

         12.7 NONDISCLOSURE OF TERMS. Citadel and the Shareholders each represent and warrant that prior to the execution hereof it has not disclosed any of the terms, conditions, obligations or matters contained in or relating to this Agreement and the transactions contemplated herein.

         12.8 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns.

         12.9 HEADINGS. This section and the other headings in this Agreement are inserted solely as a matter of convenience and for reference and are not a part of this Agreement.

         12.10 ENTIRE AGREEMENT. This Agreement and the ancillary agreement contemplated herein constitute the entire agreement among the parties hereto and supersede and cancel any prior agreements, representations, warranties, or communications, whether oral or written, among the parties hereto relating to the transactions contemplated hereby or the subject matter herein. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought. Notwithstanding the foregoing, nothing herein shall waive, supercede or cancel any of the terms and conditions of that certain agreement dated May 28, 1999 by and among Citadel, CSC, and American Consumer Alliance, Inc., and of that certain Confidentiality Agreement dated March 9, 2000 between CSC and Citadel, or the other agreements contemplated thereby, all of which shall remain in full force and effect.

         12.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         12.12 CONSENT TO JURISDICTION AND VENUE. Each of Citadel, the Purchasers and the Shareholders consent and submit to personal jurisdiction in the State of Georgia and venue within the Federal courts of the Northern District of Georgia.

         12.13 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

         12.14 PRONOUNS. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

         12.15 EXHIBITS INCORPORATED. All Exhibits attached hereto are incorporated herein by reference, and all blanks in such Exhibits, if any, will be filled in as required in order to consummate the transactions contemplated herein and in accordance with this Agreement.

         12.16    TIME OF ESSENCE. Time is of the essence in this Agreement.


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

         12.17 AUDIT AND LEGAL EXPENSES. Purchasers agree to reimburse Citadel for audit expenses undertaken of Citadel by Ernst & Young at the request of Purchasers. Purchasers agree to reimburse the Shareholders for reasonable attorney fees actually incurred in connection with the transactions contemplated hereby, not to exceed Thirty Thousand Dollars ($30,000.00). The reimbursement obligations contained in this Section 12.7, shall be binding on Purchasers whether or not Closing occurs, unless Closing does not occur due to the breach or default of, or failure to satisfy a condition to Closing by, Citadel or the Shareholders.


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

                  IN WITNESS WHEREOF, each party hereto has executed or caused this Agreement to be executed on its behalf, all on the day and year first above written.

                                         COMPUCREDIT CORPORATION

                                         By:  /s/ DAVID G. HANNA
                                            ------------------------------------
                                         Title:  PRESIDENT
                                               ---------------------------------

                                         TCG ACQUISITION, INC.

                                         By:  /s/ DAVID G. HANNA
                                            ------------------------------------
                                         Title:   PRESIDENT
                                               ---------------------------------

                                         CITADEL GROUP, INC.

                                         By:  DAVID L. BUTLER
                                            ------------------------------------
                                         Title:    PRESIDENT
                                               ---------------------------------

                                         /s/ DAVID L. BUTLER
                                         ---------------------------------------
                                         DAVID L. BUTLER

                                         /s/ CYNTHIA F. BUTLER
                                         ---------------------------------------
                                         CYNTHIA F. BUTLER

                                         /s/ LYNN B. HUBBARD
                                         ---------------------------------------
                                         LYNN B. HUBBARD

                                         /s/ BENJAMIN BUTLER
                                         ---------------------------------------
                                         BENJAMIN BUTLER


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

                                         /s/ J. SAMUEL BUTLER
                                         ---------------------------------------
                                         J. SAMUEL BUTLER

                                         /s/ CYNTHIA BUTLER
                                         ---------------------------------------
                                         CYNTHIA BUTLER, CUSTODIAN FOR MARISSA
                                         BUTLER, UNDER THE UNIFORM TRANSFERS TO
                                         MINORS ACT OF THE STATE OF FLORIDA


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